Execution Version

CREDIT AGREEMENT
dated as of
November 30, 2015
among
TRC COMPANIES, INC.,
as Borrower,

THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,

CITIZENS BANK, N.A.,
as an LC Issuer, as the Administrative Agent,
as the Sole Lead Arranger and the Sole Bookrunner

and

BMO HARRIS BANK N.A.,
as an LC Issuer and the Syndication Agent
KEYBANK, NATIONAL ASSOCIATION,
as the Documentation Agent

$175,000,000 Senior Secured Credit Facilities

Page

ARTICLE I.    DEFINITIONS AND TERMS                            1
Section 1.01    Certain Defined Terms                            1
Section 1.02    Computation of Time Periods                        38
Section 1.03    Accounting Terms                            38
Section 1.04    Terms Generally                                38
ARTICLE II.    THE TERMS OF THE CREDIT FACILITIES                    39
Section 2.01    Revolving Facility; Closing Date Term Loans                39
Section 2.02    Repayment of Loans                            39
Section 2.03    Letters of Credit                                40
Section 2.04    Swingline Loans                                44
Section 2.05    Notice of Borrowing                            45
Section 2.06    Funding Obligations; Disbursement of Funds                45
Section 2.07    Evidence of Obligations                            47
Section 2.08    Interest; Default Rate                            47
Section 2.09    Conversion and Continuation of Loans                    48
Section 2.10    Fees                                    49
Section 2.11    Termination and Reduction of Commitments                    50
Section 2.12    Voluntary and Mandatory Prepayments of Loans                50
Section 2.13    Method and Place of Payment                        53
Section 2.14    Defaulting Lenders                            54
Section 2.15    Cash Collateral                                56
Section 2.16    Increase in Credit Facility                            57
ARTICLE III.    INCREASED COSTS, ILLEGALITY AND TAXES                    59
Section 3.01    Increased Costs; Reserves on Eurodollar Loans, etc                59
Section 3.02    Illegality                                61
Section 3.03    Inability to Determine Rates                        61
Section 3.04    Breakage Compensation                            61
Section 3.05    Net Payments                                62
Section 3.06    Change of Lending Office; Replacement of Lenders                65
ARTICLE IV.    CONDITIONS PRECEDENT                            66
Section 4.01    Conditions Precedent at Closing Date                    66
Section 4.02    Conditions Precedent to All Credit Events                    70

ARTICLE V.    REPRESENTATIONS AND WARRANTIES                    71
Section 5.01    Corporate Status                                71
Section 5.02    Corporate Power and Authority                        71

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(Continued)
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Section 5.03    No Violation                                71
Section 5.04    Governmental Approvals                            72
Section 5.05    Litigation                                72
Section 5.06    Use of Proceeds; Margin Regulations                    72
Section 5.07    Financial Statements                            72
Section 5.08    Solvency                                73
Section 5.09    No Material Adverse Effect                        73
Section 5.10    Tax Returns and Payments                            74
Section 5.11    Title to Properties, etc                            74
Section 5.12    Lawful Operations, etc                            74
Section 5.13    Environmental Matters                            74
Section 5.14    Compliance with ERISA                            75
Section 5.15    Intellectual Property, etc                            75
Section 5.16    Investment Company Act, etc                        76
Section 5.17    Insurance                                76
Section 5.18    Contracts; Labor Relations                            76
Section 5.19    Security Interests                                76
Section 5.20    True and Complete Disclosure                        76
Section 5.21    Defaults                                    77
Section 5.22    Capitalization                                77
Section 5.23    Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws        77
Section 5.24    Location of Bank Accounts                        78
Section 5.25    Affiliate Transactions                            78
Section 5.26    Common Enterprise                            78
Section 5.27    Acquisition Documents                            78

ARTICLE VI.    AFFIRMATIVE COVENANTS                            78
Section 6.01    Reporting Requirements                            79
Section 6.02    Books, Records and Inspections                        82
Section 6.03    Insurance                                82
Section 6.04    Payment of Taxes and Claims                        83
Section 6.05    Corporate Franchises                            83
Section 6.06    Good Repair                                83
Section 6.07    Compliance with Statutes, etc                        84
Section 6.08    Compliance with Environmental Laws                    84
Section 6.09    Certain Subsidiaries to Join in Guaranty; Designation of Subsidiaries        84

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(Continued)
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Section 6.10    Additional Security; Real Property Matters; Further Assurances        85
Section 6.11    Principal Depository                            88
Section 6.12    Control Agreements                            88
Section 6.13    Senior Debt                                88
Section 6.14    Subordination                                88
Section 6.15    Lender Meetings                                89
Section 6.16    Use of Proceeds                                89
Section 6.17    Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws        89
Section 6.18    Post Closing Matters                            89
ARTICLE VII.    NEGATIVE COVENANTS                            89
Section 7.01    Changes in Business                            89
Section 7.02    Consolidation, Merger, Acquisitions, Asset Sales, etc                89
Section 7.03    Liens                                    90
Section 7.04    Indebtedness                                90
Section 7.05    Investments and Guaranty Obligations                    91
Section 7.06    Restricted Payments                            92
Section 7.07    Financial Covenants                            93
Section 7.08    Limitation on Certain Restrictive Agreements                93
Section 7.09    Transactions with Affiliates                        94
Section 7.10    Plan Terminations, Minimum Funding, etc                    94
Section 7.11    Modification of Certain Agreements                    94
Section 7.12    Accounts                                95
Section 7.13    Anti-Terrorism Laws                            95
Section 7.14    Fiscal Year                                95

ARTICLE VIII.    EVENTS OF DEFAULT                                95
Section 8.01    Events of Default                                95
Section 8.02    Remedies                                97
Section 8.03    Application of Certain Payments and Proceeds                98

ARTICLE IX.    THE ADMINISTRATIVE AGENT                            99
Section 9.01    Appointment                                99
Section 9.02    Delegation of Duties                            100
Section 9.03    Exculpatory Provisions                            100
Section 9.04    Reliance by Administrative Agent                        101
Section 9.05    Notice of Default                                101

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Section 9.06    Non-Reliance                                101
Section 9.07    No Reliance on Administrative Agent’s Customer Identification Program    102
Section 9.08    USA Patriot Act                                102
Section 9.09    Indemnification                                102
Section 9.10    The Administrative Agent in Individual Capacity                102
Section 9.11    Successor Administrative Agent                        103
Section 9.12    Other Agents                                103
Section 9.13    Collateral Matters                            103
Section 9.14    Agency for Perfection                            104
Section 9.15    Proof of Claim                                104
Section 9.16    Posting of Approved Electronic Communications                105
Section 9.17    Credit Bidding                                106

ARTICLE X.    GUARANTY                                    106
Section 10.01    Guaranty by the Borrower                            106
Section 10.02    Additional Undertaking                            107
Section 10.03    Guaranty Unconditional                            107
Section 10.04    Borrower Obligations to Remain in Effect; Restoration            108
Section 10.05    Waiver of Acceptance, etc                            108
Section 10.06    Subrogation                                108
Section 10.07    Effect of Stay                                108

ARTICLE XI.    MISCELLANEOUS                                108
Section 11.01    Payment of Expenses etc                            108
Section 11.02    Indemnification                                109
Section 11.03    Right of Setoff                                109
Section 11.04    Equalization                                110
Section 11.05    Notices                                    111
Section 11.06    Successors and Assigns                            112
Section 11.07    No Waiver; Remedies Cumulative                        116
Section 11.08    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial    116
Section 11.09    Counterparts                                117
Section 11.10    Integration                                117
Section 11.11    Headings Descriptive                            118
Section 11.12    Amendment or Waiver; Acceleration by Required Lenders            118
Section 11.13    Survival of Indemnities                            121

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Section 11.14    Domicile of Loans                            121
Section 11.15    Confidentiality                                121
Section 11.16    Limitations on Liability of the LC Issuers                    122
Section 11.17    General Limitation of Liability                        122
Section 11.18    No Duty                                    122
Section 11.19    Lenders and Agent Not Fiduciary to Borrower, etc                123
Section 11.20    Survival of Representations and Warranties                    123
Section 11.21    Severability                                123
Section 11.22    Independence of Covenants                        123
Section 11.23    Interest Rate Limitation                            123
Section 11.24    USA Patriot Act                                123
Section 11.25    Advertising and Publicity                            124
Section 11.26    Release of Guarantees and Liens                        124
Section 11.27    Payments Set Aside                            124

EXHIBITS
Exhibit A-1    Form of Revolving Facility Note
Exhibit A-2    Form of Swingline Note
Exhibit A-3    Form of Term Note
Exhibit B-1    Form of Notice of Borrowing
Exhibit B-2    Form of Notice of Continuation or Conversion
Exhibit B-3    Form of LC Request
Exhibit C-1    Form of Guaranty
Exhibit C-2    Form of Security Agreement
Exhibit D    Form of Solvency Certificate
Exhibit E    Form of Compliance Certificate
Exhibit F    Form of Closing Certificate
Exhibit G    Form of Assignment Agreement
Exhibit H    Form of Intercompany Subordination Agreement
Exhibit I-1    Form of U.S. Tax Compliance Certificate
Exhibit I-2    Form of U.S. Tax Compliance Certificate
Exhibit I-3    Form of U.S. Tax Compliance Certificate
Exhibit I-4    Form of U.S. Tax Compliance Certificate

v#

This CREDIT AGREEMENT is entered into as of November 30, 2015 among the following: (i) TRC COMPANIES, INC., a Delaware corporation (the “Borrower”); (ii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); (iii) CITIZENS BANK, N.A., as the administrative agent (the “Administrative Agent”), an LC Issuer (as hereinafter defined), the Swingline Lender (as hereinafter defined), and as the sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), (iv) BMO HARRIS BANK N.A., as the Syndication Agent and an LC Issuer, and (v)     KEYBANK, NATIONAL ASSOCIATION, as the Documentation Agent.
PRELIMINARY STATEMENTS:

WHEREAS, pursuant to the Securities Purchase Agreement (including all exhibits and schedules thereto and as amended, restated, amended and restated or otherwise modified from time to time, the “Acquisition Agreement”), dated as of October 3, 2015, by and among the Borrower, TRC Solutions, Inc., a California corporation and a Subsidiary of the Borrower (the “Purchaser”), Willbros United States Holdings, Inc., a Delaware corporation (the “Seller”) and Willbros Group, Inc., a Delaware corporation (the “Seller Parent”), on the Closing Date, the Purchaser will purchase 100% of the issued and outstanding Equity Interests of the Targets (as hereinafter defined) (the “Closing Date Acquisition”) substantially simultaneously with the making of the initial Loans to the Borrower and the Borrower’s contribution of the proceeds of the initial Loans to the Purchaser;
WHEREAS, the Borrower has requested that the Lenders, the Swingline Lender and the LC Issuers extend credit to the Borrower to (a) on the Closing Date, (i) finance a portion of the Closing Date Acquisition, (ii) repay the obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement (as hereinafter defined), and (iii) pay transaction fees and expenses related to consummation of the transactions contemplated by this Agreement and the other Loan Documents, and (b) after the Closing Date, provide working capital and funds for other general corporate purposes (including, without limitation, Permitted Acquisitions (as hereinafter defined) and other permitted investments and capital expenditures).
WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders, the Swingline Lender and the LC Issuers are willing to extend credit and make available to the Borrower the credit facility provided for herein for the foregoing purposes.
AGREEMENT:
In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE I.

DEFINITIONS AND TERMS
Section 1.01    Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Acquisition Agreement” has the meaning set forth in the recitals.
“Acquisition Agreement Representations” means such of the representations and warranties made by or in respect of the Targets in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Purchaser has a right not consummate the Closing Date Acquisition or to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations and warranties.
“Acquisition Documents” means, collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation the Transition Services Agreement and the Alliance Agreement (each, as defined in the Acquisition Agreement, and including all schedules, exhibits and annexes thereto), in each case as amended, supplemented or otherwise modified from time to time.
“Additional Security Documents” has the meaning provided in Section 6.10(a).
“Adjusted Eurodollar Rate” means with respect to each Interest Period when used in reference to any Loan: (i) the rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd (or any other successor entity to the Intercontinental Exchange Benchmark Administration Ltd) fixes as its Libor Rate at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, for deposits in such currency with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average (rounded to the nearest 1/16th of 1%) of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period; provided that in no event shall “Adjusted Eurodollar Rate” be less than 0.00%.
“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any of its Subsidiaries.
“Agent Advances” has the meaning provided in Section 9.13.

“Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time, (ii) the principal amount of Swingline Loans outstanding at such time, and (iii) the aggregate principal amount of the Term Loans outstanding at such time.
“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by all Lenders and outstanding at such time and (ii) the aggregate amount of the LC Outstandings at such time.
“Agreement” means this Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID or upfront, commitment or similar fees paid to the lenders thereof, a Eurodollar Rate or Base Rate floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate), or otherwise; provided that OID and upfront, commitment, and similar fees paid to lenders shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid solely to the arrangers or underwriters of such Indebtedness.
“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.
“Applicable Commitment Fee Rate” means:
(i)    On the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 0.300%;
(ii)    Commencing with the delivery of the financial statements required under Section 6.01 and a Compliance Certificate for the fiscal quarter of the Borrower ended on March 25, 2016, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following table, based on the Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 2.50:1.00	0.375%
Less than 2.50:1.00, but greater than or equal to 2.00:1.00	0.300%
Less than 2.00:1.00, but greater than or equal to 1.50:1.00	0.250%
Less than 1.50:1.00	0.200%

(iii)    Changes in the Applicable Commitment Fee Rate based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c), demonstrating the computation of the Leverage Ratio. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c), and such failure has continued for at least five (5) days, or (B) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate shall be the highest percentage indicated therefor in the above table, regardless of the Leverage Ratio at such time. The foregoing does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.
(iv)    In the event that any financial statement or certificate, as applicable, delivered pursuant to Section 6.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of (A) a higher Applicable Commitment Fee Rate for any period (any such period, an “Applicable Period”) than the Applicable Commitment Fee Rate actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected certificate for such Applicable Period, (ii) the Applicable Commitment Fee Rate shall be determined as if such corrected, higher Applicable Commitment Fee Rate were applicable for such period, and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional fees owing as a result of such higher Applicable Commitment Fee Rate for such Applicable Period or (B) a lower Applicable Commitment Fee Rate for an Applicable Period than the Applicable Commitment Fee Rate actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected certificate for such Applicable Period, (ii) the Applicable Commitment Fee Rate shall be determined as if such corrected, lower Applicable Commitment Fee Rate were applicable for such period, and (iii) the Administrative Agent shall promptly credit, for the account of the Borrower, the accrued additional fees paid as a result of such lower Applicable Commitment Fee Rate for such Applicable Period.
“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s Applicable Lending Office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and Eurodollar Loans.
“Applicable Margin” means:
(i)    On the Closing Date and thereafter, until changed in accordance with the following provisions, the Applicable Margin shall be (A) 1.00% for Loans that are Base Rate Loans, and (B) 2.00% for Loans that are Eurodollar Loans;
(ii)    Commencing with the delivery of the financial statements required under Section 6.01 and a Compliance Certificate for the fiscal quarter of the Borrower ended on March 25, 2016, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following table, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Greater than or equal to 2.50:1.00	1.25%	2.25%
Less than 2.50:1.00, but greater than or equal to 2.00:1.00	1.00%	2.00%
Less than 2.00:1.00, but greater than or equal to 1.50:1.00	0.75%	1.75%
Less than 1.50:1.00	0.50%	1.50%

(iii)    Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section

6.01(a) or Section 6.01(b), as the case may be, of the financial statements of the Borrower for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 6.01(c), demonstrating the computation of the Leverage Ratio. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 6.01(a) or Section 6.01(b), accompanied by a Compliance Certificate in accordance with Section 6.01(c), and such failure has continued for at least five (5) days, or (B) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest percentage indicated therefor in the above table, regardless of the Leverage Ratio at such time. The foregoing does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.
(iv)    In the event that any financial statement or certificate, as applicable, delivered pursuant to Section 6.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of (A) a higher Applicable Margin for any Applicable Period than the Applicable Margin actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if such corrected, higher Applicable Margin were applicable for such period, and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such higher Applicable Margin for such Applicable Period or (B) a lower Applicable Margin for an Applicable Period than the Applicable Margin actually applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if such corrected, lower Applicable Margin were applicable for such period, and (iii) the Administrative Agent shall promptly credit, for the account of the Borrower, the accrued additional interest paid as a result of such lower Applicable Margin for such Applicable Period.
“Applicable Period” has the meaning provided to such term in subpart (iv) of the definition of “Applicable Commitment Fee Rate.”
“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents.”
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” has the meaning provided in the first paragraph of this Agreement.
“Asset Sale” means, with respect to any Person, the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of such Person) by such Person to any other Person of any of such Person’s assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.
“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G hereto.
“Augmenting Lender” has the meaning provided in Section 2.16(a).

“Austin Property” means that certain real property owned by the Borrower and located at 9225 US Highway 183, Austin, TX 78747.
“Authorized Officer” means, with respect to any Person, any of the following officers: the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller or the Assistant Controller, or such other Person as is authorized in writing to act on behalf of such Person and is acceptable to the Administrative Agent. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Borrower.
“Banking Services Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury and/or cash management services, including deposit accounts, commercial credit cards, stored value cards, debit cards, controlled disbursement automated clearinghouse transactions, return items, overdrafts, netting and interstate depository network services.
“Banking Services Obligations” means all obligations of the Credit Parties, whether absolute or contingent, and howsoever and whensoever created, arising, evidenced or acquired in connection with the provision of treasury and/or cash management services (including deposit accounts, commercial credit cards, stored value cards, debit cards, controlled disbursement automated clearinghouse transactions, return items, overdrafts, netting and interstate depository network services) by any Designated Banking Services Creditor to any Credit Party.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of: (i) the rate of interest established by Citizens, from time to time, as its “prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum; and (iii) the Adjusted Eurodollar Rate (which shall be calculated based upon an Interest Period of one (1) month and shall be determined on a daily basis) plus 1.00%.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate in effect from time to time.
“Benefited Creditors” means, with respect to the Borrower Guaranteed Obligations pursuant to Article X, each of the Administrative Agent, the Lenders, the LC Issuers, each Designated Banking Services Creditor and each Designated Hedge Creditor.
“BMO” means BMO Harris Bank N.A.
“Borrower” has the meaning provided in the first paragraph of this Agreement.
“Borrower Guaranteed Obligations” has the meaning provided in Section 10.01.
“Borrowing” means a Revolving Borrowing, a Term Borrowing or the incurrence of a Swingline Loan.
“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.
“CAH” means Center Avenue Holdings, LLC, a New Jersey limited liability company.
“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.
“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.
“Capitalized Lease Obligations” means, with respect to any Person, all obligations under Capital Leases of such Person, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateralize” means, (i) to deposit into a cash collateral account maintained with (or on behalf of) the Administrative Agent, and under the sole dominion and control of the Administrative Agent, or (ii) to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuers or the Lenders, as collateral for LC Outstandings or obligations of Lenders to fund participations in respect of LC Outstandings, cash or deposit account balances or, if the Administrative Agent and the LC Issuers shall agree in their sole discretion, other credit support; in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Dividend” means a Capital Distribution by a Person payable in cash to the holders of Equity Interests of such Person with respect to any class or series of Equity Interest of such Person.
“Cash Equivalents” means any of the following:
(i)    securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;
(ii)    U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any commercial bank of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and having capital and surplus in excess of $500,000,000 or (z) any commercial bank (or the parent company of such bank) of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 180 days from the date of acquisition;
(iii)    commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 180 days after the date of acquisition;
(iv)    fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;
(v)    investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above; and
(vi)    investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank.
“Cash Proceeds” means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment, including pursuant to any note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss and (iii) the issuance or incurrence of any Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary in connection with the issuance or incurrence of such Indebtedness.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.
“Change in Control” means:
(i)    the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), of more than 40% of the Equity Interests of the Borrower;
(ii)    the Borrower shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each Material Subsidiary (or, in the case of any Material Subsidiary that is a non-wholly owned Material Subsidiary as of the Closing Date, not less than the percentage of the Equity Interests of such Material Subsidiary owned and controlled, directly or indirectly, by the Borrower as of the Closing Date), except pursuant to a transaction not otherwise prohibited by this Agreement; or
(iii)    the occurrence of a change in control, or other similar event, under or with respect to any Material Indebtedness Agreement or Equity Interests of the Borrower or any of its Subsidiaries.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning provided in Section 11.23.
“CIP Regulations” has the meaning provided in Section 9.07.
“Citizens” means Citizens Bank, N.A.
“Claims” has the meaning set forth in the definition of “Environmental Claims.”
“Class” when used in reference to (i) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are the Term Loans made on the Closing Date, Incremental Term Loans of a particular series, Revolving Loans or Swingline Loans, (ii) any Commitment, refers to whether such Commitment is a Commitment in respect of Term Loans made on the Closing Date, Revolving Loans (including Incremental Revolving Commitments), an Incremental Term Commitment or Swingline Loans, and (iii) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.
“Closing Certificate” means a certificate substantially in the form of Exhibit F attached hereto.
“Closing Date” means November 30, 2015.
“Closing Date Acquisition” has the meaning set forth in the recitals.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the “Collateral” as defined in the Security Agreement, together with any other collateral (whether Real Property or personal property) covered by any Security Document.
“Collateral Assignment of Acquisition Documents” means a Collateral Assignment of Acquisition Documents in form and substance satisfactory to the Administrative Agent pursuant to which in connection with any Permitted Acquisition, the applicable Credit Party, among other things, collaterally assigns its rights and benefits under the applicable Permitted Acquisition Documentation to the Administrative Agent.
“Collateral Assignments” has the meaning specified in the Security Agreement.
“Commitment” means a Revolving Commitment (including an Incremental Revolving Commitment) or a Term Commitment (including an Incremental Term Commitment).
“Commitment Fees” has the meaning provided in Section 2.10(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning provided in Section 9.16(a).
“Company Material Adverse Effect” shall mean any change or effect that is materially adverse to the condition (financial or otherwise), results of operations, business or assets of the Targets (taken as a whole) or would materially impair the ability of the Targets (taken as a whole) to own, hold and/or operate their assets or the ability of Seller to timely consummate the transactions contemplated by the Acquisition Agreement; provided, however, that none of the following shall be deemed to constitute, and none of the following (or the effects thereof) shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to (i) general business or economic conditions not peculiar to the Targets, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP (provided, that this clause (iv) shall not apply with respect to any representation or warranty in the Acquisition Agreement the purpose of which is to address compliance with GAAP or any interpretations thereof), (v) changes in laws (provided, that this clause (v) shall not apply with respect to any representation or warranty in the Acquisition Agreement the purpose of which is to address compliance with applicable laws or any interpretations thereof), (vi) the negotiation, execution and delivery of the Acquisition Agreement, the identity or business plans of Purchaser or its Affiliates, or the announcement or consummation of the transactions contemplated by the Acquisition Agreement, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees or (vii) the taking of any action contemplated by the Acquisition Agreement and the other Transaction Documents (as defined in the Acquisition Agreement) (provided that clause (vi) shall not apply with respect to any representation or warranty set forth in Section 5.5 of the Acquisition Agreement, to the extent the purpose of which is to address the consequences resulting from the execution and delivery of the Acquisition Agreement or the consummation of the transactions contemplated by the Acquisition Agreement or the performance of obligations under the Acquisition Agreement and, provided, in the case of clauses (i), (ii), (iii), (iv), (v), and (vii) that such changes do not materially and disproportionately adversely affect the Targets in a manner that is materially disproportionate from similarly situated businesses engaged in the engineering services industry); and (b) any adverse change in or effect on the business of the Targets that is timely cured by the Targets or Seller.
“Compliance Certificate” has the meaning provided in Section 6.10(c).
“Contribution” has the meaning provided in the recitals.
“Confidential Information” has the meaning provided in Section 11.15(b).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consideration” means, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), including without limitation earn-out obligations, the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete and any other consideration paid.
“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) made by the Borrower and its Subsidiaries to acquire or lease (pursuant to a Capital Lease) fixed or capital assets, or additions to equipment (including replacements, capitalized repairs and improvements during such period), and, to the extent not otherwise already included in this definition or any applicable calculation, any expenses and fees which are properly capitalized in accordance with GAAP and which are incurred in connection with the consummation of any Permitted Acquisition.
“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted in calculating net income, (i) the sum of the amounts for such period included in determining such Consolidated Net Income of (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Depreciation and Amortization Expense, (D) net losses applicable to non-controlling interests, (E) net losses attributable to equity in earnings from unconsolidated affiliates, (F) non-cash losses and expenses in respect of impairments, Equity Interest compensation, dividend and preferred stock accretion charges, (G) expenses and fees (including, but not limited to, bank fees and expenses) which are incurred in connection with and prior to or during the twelve months following the consummation of any Permitted Acquisition; provided that the aggregate amount added to Consolidated Net Income in any Testing Period in reliance on this clause (G) shall not exceed the greater of $7,500,000 and 5% of Consolidated EBITDA for such period (calculated without giving effect to this clause (G)), (H) expenses and fees (including, but not limited to, bank fees and expenses) which are incurred in connection with, and prior to or during the twelve months following the consummation of the Transactions in an aggregate amount not to exceed $8,000,000, and (I) other non-cash losses and expenses to the extent approved by the Administrative Agent in the exercise of its reasonable discretion, less, to the extent such items were included in calculating net income, (ii) (A) gains on sales of assets not in the ordinary course of business, (B) gains that are properly classified under GAAP as extraordinary and other non-cash income or gains, (C) proceeds received in connection with an Event of Loss, (D) net gains applicable to non-controlling interests, and (E) net gains attributable to equity in earnings from unconsolidated affiliates, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated EBITDA for any Testing Period shall be calculated on a Pro Forma Basis (calculated in a manner reasonably satisfactory to the Administrative Agent) to reflect (x) the acquisition by the Borrower or any of its Subsidiaries of any Person or business unit during such period and (y) the disposition by the Borrower or any of its Subsidiaries of any Person or business unit during such period. For the purposes of this Agreement, Consolidated EBITDA shall be deemed to mean (x) $20,472,584.80 for the fiscal quarter ending June 30, 2015 and (y) $16,195,198.40 for the fiscal quarter ending September 25, 2015.
“Consolidated Fixed Charges” means, for any period, as determined on a consolidated basis and in accordance with GAAP, without duplication, the sum of (i) Consolidated Interest Expense, and (ii) scheduled principal payments on Consolidated Total Debt due in the Testing Period preceding the measurement date; provided that: (a) for purposes of determining the Consolidated Fixed Charges for the fiscal quarter ended March 25, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for such fiscal quarter multiplied by four; (b) for purposes determining Consolidated Fixed Charges for the fiscal quarter ended June 30, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for the two (2) fiscal quarters then ended multiplied by two; and (c) for purposes of determining the Consolidated Fixed Charges for the fiscal quarter ended September 25, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for the three (3) fiscal quarters then ended multiplied by 4/3.
“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the net income of the Borrower and its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Borrower and its Subsidiaries with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
“Consolidated Net Working Capital” means current assets (excluding cash and Cash Equivalents), minus current liabilities, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means at any time, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such time.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt” means the sum (without duplication) of all Indebtedness of the Borrower and of its Subsidiaries, all as determined on a consolidated basis; provided that, for the purposes of calculating the Leverage Ratio, Consolidated Total Debt shall exclude any nonrecourse obligations of Government Services (i) under the Master Purchase Agreement and any other existing master purchase agreement with HA WG Funding LLC and (ii) relating to any contracts for operations at Fort Polk, Yuma and Camp Pendelton.
“Continue,” “Continuation” and “Continued” each refers to a continuation of a Eurodollar Loan for an additional Interest Period as provided in Section 2.09.
“Control Agreements” has the meaning set forth in the Security Agreement.
“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.
“Credit Event” means the making of any Borrowing, any Conversion or Continuation or any LC Issuance.
“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Lenders shall make Revolving Loans to the Borrower, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender, (ii) each Lender with a Term Commitment shall make a Term Loan to the Borrower pursuant to such Term Commitment of such Lender, (iii) the Swingline Lender shall make Swingline Loans to the Borrower pursuant to the Swingline Commitment, and (iv) the LC Issuers shall issue Letters of Credit for the account of the Borrower and its Subsidiaries, in each case in accordance with the terms of this Agreement.
“Credit Facility Exposure” means, for any Lender at any time, the sum of (i) such Lender’s Revolving Facility Exposure at such time, (ii) in the case of the Swingline Lender, the principal amount of Swingline

Loans outstanding at such time, and (iii) the outstanding aggregate principal amount of the Term Loan made by such Lender, if any.
“Credit Party” means the Borrower or any Subsidiary Guarantor.
“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (i) has failed to (a) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent, any LC Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit and Swingline Loans) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent, any LC Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuers, the Swingline Lender and each Lender.
“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.08(a), (b) or (c), as applicable, and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.08(a).

“Deposit Account” has the meaning set forth in the Security Agreement.
“Designated Banking Services Agreement” means any Banking Services Agreement to which the Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is (or, at the time that such Banking Services Agreement was entered into, was) a counterparty that, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Banking Services Agreement (which designation shall not be unreasonably withheld or delayed) so that the Borrower’s or such Subsidiary’s counterparty’s credit exposure thereunder will be entitled to share in the benefits of the Guaranty and the Security Documents to the extent the Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Banking Services Agreements.
“Designated Banking Services Creditor” means each Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender at the time of its entering into the relevant Designated Banking Services Agreement) that is a counterparty to any Credit Party under any Designated Banking Services Agreement.
“Designated Hedge Agreement” means any Hedge Agreement to which the Borrower or any of its Subsidiaries is a party and as to which a Lender or any of its Affiliates is (or, at the time that such Hedge Agreement was entered into, was) a counterparty that, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower’s or such Subsidiary’s counterparty’s credit exposure thereunder will be entitled to share in the benefits of the Guaranty and the Security Documents to the extent the Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements.
“Designated Hedge Creditor” means each Lender or Affiliate of a Lender (or Person that was a Lender or an Affiliate of a Lender at the time of its entering into the relevant Designated Hedge Agreement) that is a counterparty to any Credit Party under any Designated Hedge Agreement.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year following the scheduled Latest Maturity Date, (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Equity Interests referred to in (i) above, in each case at any time on or prior to the date that is one year following the scheduled Latest Maturity Date, or (iii) contains any mandatory repurchase obligation which may come into effect prior to payment in full of all Obligations; provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is one year following the scheduled Latest Maturity Date shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
“Documentation Agent” has the meaning provided in the first paragraph of this Agreement.

“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“EBITDA” means, with respect to any Person for any period, the net income for such Person for such period plus the sum of the amounts for such period included in determining such net income in respect of (i) interest expense, (ii) income tax expense, and (iii) depreciation and amortization expense, in each case as determined in accordance with GAAP.
“EFS” means Electric Field Solutions, Inc., a Michigan corporation.
“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) consented to by (A) the Administrative Agent, (B) in the case of an assignee of a Revolving Commitment, each LC Issuer and the Swingline Lender, and (C) unless an Event of Default has occurred and is continuing or the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, the Borrower (each such consent not to be unreasonably withheld or delayed (and the Borrower shall be deemed to have approved such other Person if it fails to object to any assignment within five Business Days after it received written notice thereof)); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) any holder of any Subordinated Indebtedness or any of such holder’s Affiliates, or (z) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or any of its Subsidiaries.
“Environmental Claims” means any and all global, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or global interpretation thereof, including any judicial or global order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental

Claim which relate to any environmental condition or a release, use, handling, storage or treatment of Hazardous Materials by any Credit Party or a predecessor in interest from or on to (i) any property presently or formerly owned by any Credit Party or (ii) any facility which received Hazardous Materials generated by any Credit Party.
“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will “Equity Interest” include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower or a Subsidiary of the Borrower, would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such Person.
“ERISA Event” means: (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Borrower or any Subsidiary, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (iii) the institution of any steps by the Borrower or any Subsidiary or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $2,000,000; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any Plan; (v) that a Plan has Unfunded Benefit Liabilities exceeding $2,000,000; (vi) the cessation of operations at a facility of the Borrower or any Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a Lien under Section 303(a) of ERISA shall have been met with respect to a Plan; (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 206(g) of ERISA; (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan; (x) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or (xi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.
“Eurodollar Loan” means each Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.
“Event of Default” has the meaning provided in Section 8.01.
“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever or (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property, in each case, other than to the extent related to an Exit Strategy Property.
“Excess Cash Flow” means, for any period, the excess of (i) the sum for such period of (A) Consolidated EBITDA and (B) the decrease, if any, in Consolidated Net Working Capital, over (ii) the sum for such period of (A) Consolidated Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Capital Expenditures, (D) the increase, if any, in Consolidated Net Working Capital, (E) scheduled or mandatory repayments, prepayments or redemptions (other than in connection with a refinancing) of the principal of Indebtedness (and, as in the case of any revolving credit facility, so long as there is a permanent reduction in the commitment thereunder), (F) without duplication of any amount included under the preceding clause (E), scheduled payments representing the principal portion of Capital Leases and Synthetic Leases, (G) Restricted Payments, (H) Consolidated Depreciation and Amortization Expenses, and (I) cash items of expense (including losses) during such period not deducted in calculating Consolidated EBITDA or added back to Consolidated Net Income, in each case of or by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP. For the purposes of calculating “Excess Cash Flow” for the fiscal year ending June 30, 2016, “Excess Cash Flow” shall be based on the excess cash flow of the Borrower and its Subsidiaries for the period commencing on the Closing Date and ending on the last day of such fiscal year.
“Excess Cash Flow Prepayment Amount” has the meaning provided in Section 2.12(b)(iii).
“Excluded Domestic Subsidiary” means (i) CAH, for as long as such entity is not a wholly-owned Subsidiary of the Borrower, (ii) any Immaterial Subsidiary, (iii) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, and (iv) any Domestic Subsidiary in which the Borrower or any of its Subsidiaries does not hold a majority of the issued and outstanding Equity Interests.
“Excluded Hedging Obligation” means with respect to any Guarantor, any Guaranty Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Guaranty Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Guaranty Swap Obligation. If a Guaranty Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranty Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06) or (b) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.05, amounts with respect to such Taxes were payable either to such

Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.05(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of April 16, 2013 by and among the Borrower, the lenders from time to time party thereto, and Citizens (formerly known as RBS Citizens, N.A.), as arranger and administrative agent.
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 3.
“Exit Strategy Program” means the business of the Borrower and its Subsidiaries pursuant to which the environmental risk related to contaminated Real Properties is transferred to the Borrower or a Subsidiary of the Borrower and involves insurance-backed remediation, guaranteed fixed-price contracts, risk sharing, performance-based contracting or other similar risk transfer arrangements.
“Exit Strategy Property” means any Real Property transferred to, or leased by, any Subsidiary of the Borrower under the Exit Strategy Program.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letters” means the Fee Letter dated as of October 19, 2015 between the Borrower and Citizens and the Fee Letter dated as of the Closing Date between the Borrower and BMO.
“Fees” means all amounts payable pursuant to, or referred to in Section 2.10.
“Financial Officer” means the chief executive officer, the chief financial officer or the controller of the Borrower.
“Financial Projections” has the meaning provided in Section 5.07(b).
“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (i) the result of (a) Consolidated EBITDA, minus (b) Consolidated Capital Expenditures, minus (c) Consolidated Income Tax Expense paid in cash, minus (d) Capital Distributions made by the Borrower and its Subsidiaries to Persons other than the Borrower and its direct and indirect Subsidiaries, to (ii) Consolidated Fixed Charges in each case for (x) the Testing Period then ended (in the case of Section 7.07) or (y) for the most recently ended Testing Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (in the case of any other Section hereof).

“Foreign Lender” means (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is a “Controlled Foreign Corporation” under Section 956 of the Code.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to an LC Issuer, such Defaulting Lender’s Revolving Facility Percentage of LC Outstandings with respect to Letters of Credit issued by such LC Issuer other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Facility Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Government Services” means Willbros Government Services (U.S.), LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning provided in Section 11.06(e).
“Guarantors” shall mean, collectively, the Subsidiary Guarantors.
“Guaranty” has the meaning provided in Section 4.01(iii).
“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefore; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Guaranty Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.
“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement, or (iii) any commodities swap, commodities option, forward commodities contract or similar agreement or arrangement.
“Hedging Obligations” means all obligations of any Credit Party under and in respect of any Designated Hedge Agreement.
“HMT” has the meaning specified in the definition of “Sanctions.”
“Immaterial Subsidiary” any Subsidiary designated as such by the Borrower by notice to the Administrative Agent; provided that all Immaterial Subsidiaries may not, at any date, together with their respective subsidiaries, account for more than 5% of the Consolidated Total Assets, 5% of the Consolidated EBITDA or 5% of the consolidated revenues, in each case of the Borrower and its Subsidiaries on a consolidated basis, for the period of four consecutive fiscal quarters immediately preceding such date.
“Inactive Subsidiary” means any Subsidiary of the Borrower that has no assets, no liabilities (other than for franchise taxes and required corporate maintenance fees) and has not engaged in any trade or business activities for the last two (2) years.
“Increasing Lender” has the meaning provided in Section 2.16(a).
“Incremental Amendment” has the meaning specified in Section 2.16(e).
“Incremental Facility” has the meaning provided in Section 2.16(a).
“Incremental Facility Amount” means $75,000,000.
“Incremental Revolving Commitment” has the meaning provided in Section 2.16(a).
“Incremental Revolving Loans” has the meaning provided in Section 2.16(a).
“Incremental Term Loan” has the meaning provided in Section 2.16(a).

“Incremental Term Loan Commitment” has the meaning provided in Section 2.16(a).
“Indebtedness” of any Person means without duplication:
(i)     all indebtedness of such Person for borrowed money;
(ii)     all bonds, notes, debentures and similar debt securities of such Person;
(iii)     the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;
(iv)     the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;
(v)     all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;
(vi)     all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed;
(vii)     all Capitalized Lease Obligations of such Person;
(viii)     the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;
(ix)     all obligations of such Person with respect to asset securitization financing;
(x)     all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, in each case that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;
(xi)     for the purposes of Section 7.04 and Section 8.01 only, all net obligations of such Person under Hedge Agreements;
(xii)     all Disqualified Equity Interests of such Person;
(xiii)     the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and
(xiv)     all Guaranty Obligations of such Person;
provided, however, that (x) neither obligations under the Microsoft Licensing Agreement, as in effect on the date hereof or modified with the consent of the Administrative Agent, nor obligations under financings of insurance premiums and adjustments thereto in the ordinary course of business consistent with past practices, nor construction debt obligations incurred pursuant to GAAP/EITF 97-10 in the ordinary course of business consistent with past practices, shall constitute Indebtedness of the Borrower, (y) neither trade payables, deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (z) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.
“Indemnitees” has the meaning provided in Section 11.02.
“Insolvency Event” means, with respect to any Person:
(i)     the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States;
(ii)     the commencement of an involuntary case against such Person under the Bankruptcy Code or any bankruptcy or insolvency or analogous law in any jurisdiction outside of the United States and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case;
(iii)     a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(iv)     such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;
(v)     any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days;
(vi)     such Person is adjudicated insolvent or bankrupt;
(vii)     any order of relief or other order approving any such case or proceeding is entered;
(viii)     such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of 60 days;
(ix)     such Person makes a general assignment for the benefit of creditors or generally does not pay its debts as such debts become due; or
(x)    any corporate (or similar organizational) action is taken by such Person for the purpose of effecting any of the foregoing.
“Intellectual Property” has the meaning provided in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement substantially in the form of Exhibit H hereto.
“Interest Period” means, with respect to each Eurodollar Loan, a period of one, two, three or six months and, to the extent agreed by each relevant Lender, any other period of twelve months or less, as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Eurodollar Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Eurodollar Loan may be selected that would end after the Revolving Facility Termination Date or the Term Loan Maturity Date, as the case may be; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.
“Investment” means: (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand), capital contribution or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind.
“IRS” means the United States Internal Revenue Service.
“Landlord’s Agreement” means a landlord’s waiver, mortgagee’s waiver or bailee’s waiver, each in form and substance satisfactory to the Administrative Agent, and providing, among other things (to the extent required by the Administrative Agent), for waiver of Lien, certain notices and opportunity to cure and access to Collateral, delivered by a Credit Party in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.
“LC Commitment Amount” means, (i) with respect to Citizens, an amount equal to $7,500,000 and (ii) with respect to BMO, an amount equal to $7,500,000. As of the Closing Date, the aggregate LC Commitment Amount equals $15,000,000.
“LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.
“LC Fee” means any of the fees payable pursuant to Section 2.10(b) and Section 2.10(c) in respect of Letters of Credit.

“LC Issuance” means the issuance of any Letter of Credit by an LC Issuer for the account of the Borrower or its Subsidiaries in accordance with the terms of this Agreement, and shall include any amendment thereto that increases the Stated Amount thereof or extends the expiry date of such Letter of Credit.
“LC Issuer” means each of BMO and Citizens in its capacity as an issuer of Letters of Credit hereunder.
“LC Outstandings” means, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings with respect to Letters of Credit. With respect to each LC Issuer, “LC Outstandings” means, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit issued by such LC Issuer and (ii) the aggregate amount of all Unpaid Drawings with respect to Letters of Credit issued by such LC Issuer.
“LC Participation” has the meaning provided in Section 2.03(g).
“LC Request” has the meaning provided in Section 2.03(b).
“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lender Register” has the meaning provided in Section 2.07(b).
“Letter of Credit” means any standby letter of credit issued by an LC Issuer under this Agreement pursuant to Section 2.04 for the account of the Borrower or any of its Subsidiaries and shall include the Existing Letters of Credit.
“Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDA for (x) the Testing Period then ended (in the case of Section 2.12(b)(iii) or Section 7.07) or (y) for the most recently ended Testing Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (in the case of any other Section hereof).
“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
“Loan” means any Revolving Loan, Term Loan or Swingline Loan.
“Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Documents, the Fee Letters, the Intercompany Subordination Agreement and each Letter of Credit and each other LC Document.
“Margin Stock” has the meaning provided in Regulation U.

“Master Purchase Agreements” means the Master Purchase Agreements, between Government Services, as seller, and HA WG Funding LLC, as buyer, each as set forth on Schedule 4 hereto, together with the assignment schedules executed in connection therewith and as in effect on the date hereof or as amended in accordance with Section 7.11.
“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities, or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under any of the Loan Documents to which they are party; (iii) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Loan Documents to which it is a party; (iv) any material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (v) any material adverse effect on the validity, perfection or priority of any Lien in favor of the Administrative Agent on any material portion of the Collateral.
“Material Indebtedness” means, as to the Borrower or any of its Subsidiaries, any particular Indebtedness of the Borrower or such Subsidiary (including any Guaranty Obligations) in excess of the aggregate principal amount of $5,000,000.
“Material Indebtedness Agreement” means any agreement governing or evidencing any Material Indebtedness.
“Material Subsidiary” means any Subsidiary of the Borrower other than an Immaterial Subsidiary.
“Maturity Date” means (i) with respect to the Term Loans made on the Closing Date, the fifth anniversary of the Closing Date, (ii) with respect to the Revolving Facility, the Revolving Facility Termination Date and (iii) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided, in each case, that if such day is not a Business Day, the applicable Maturity date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning provided in Section 11.23.
“Microsoft Licensing Agreement” means the Enterprise Agreement, dated as of March 1, 2014, between the Borrower and Microsoft Licensing, G.P.
“Minimum Borrowing Amount” means (i) with respect to any Base Rate Loan, $250,000, with minimum increments thereafter of $50,000, (ii) with respect to any Eurodollar Loan, $500,000, with minimum increments thereafter of $250,000, and (iii) with respect to Swingline Loans, $50,000, with minimum increments thereafter of $25,000.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the LC Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuers in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgage” means a Mortgage, Deed of Trust or other instrument in form and substance reasonably satisfactory to the Administrative Agent, executed by a Credit Party with respect to a Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

“Mortgaged Real Property” means any parcel of Real Property that shall become subject to a Mortgage after the Closing Date, in each case together with all of such Credit Party’s right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.
“Multi-Employer Plan” means a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means an employee benefit plan, other than a Multi-Employer Plan, to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof (and consistent with the form of periodic report being provided to senior management for the fiscal periods prior to the Closing Date) for the applicable fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate, with comparison to and variances from the immediately preceding period. So long as the Borrower is subject to the filing requirements of the 1934 Act, the Management Discussion and Analysis section of its filings on Forms 10-K and 10-Q, and reports consistent with such section, shall be deemed to be in form satisfactory for the purposes hereof.
“Net Cash Proceeds” means, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state and local taxes paid or reasonably estimated to be payable by such person as a consequence of such Asset Sale, and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of such Asset Sale, and required to be, and that is, repaid under the terms thereof as a result of such Asset Sale, and (B) incremental federal, state and local income taxes paid or payable as a result thereof; (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset that is the subject of the Event of Loss and required to be, and that is, repaid under the terms thereof as a result of such Event of Loss, and (B) incremental federal, state and local income taxes paid or payable as a result thereof; and (iii) the incurrence or issuance of any Indebtedness, the Cash Proceeds resulting therefrom net of reasonable and customary fees and expenses incurred in connection therewith and net of the repayment or payment of any Indebtedness or obligation intended to be repaid or paid with the proceeds of such Indebtedness; in the case of each of clauses (i), (ii) and (iii), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Non-Consenting Lender” has the meaning provided in Section 11.12(f).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Increasing Lender” has the meaning provided in Section 2.16(a) hereof.
“Note” means a Revolving Facility Note, a Term Note or a Swingline Note, as applicable.
“Notice of Borrowing” has the meaning provided in Section 2.05(b).
“Notice of Continuation or Conversion” has the meaning provided in Section 2.09(b).
“Notice Office” means the office of the Administrative Agent at 28 State Street, Boston, Massachusetts 02109, Attention: Harriette Batson (facsimile: 855-212-7546), or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.
“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, any Lender, any Affiliate of any Lender, the Swingline Lender, any LC Issuer, any Designated Hedge Creditor or any Designated Banking Services Creditor pursuant to the terms of this Agreement, any other Loan Document, any Designated Hedge Agreement or any Designated Banking Services Agreement (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit Party of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Without limiting the generality of the foregoing description of Obligations, the Obligations include (i) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Credit Parties under any Loan Document, (ii) Banking Services Obligations, (iii) Hedging Obligations and (iv) the obligation to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any Affiliate, or any Designated Hedge Creditor or any Designated Banking Services Creditor, in connection with the terms of any Loan Document, may elect to pay or advance on behalf of the Credit Parties. Anything in the foregoing to the contrary notwithstanding, Excluded Hedging Obligations of any Credit Party shall not constitute Obligations of such Credit Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” means original issue discount.
“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.
“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Participant Register” has the meaning provided in Section 11.06(b).
“Payment Office” means the office of the Administrative Agent at 28 State Street, Boston, Massachusetts 02109, Attention: Harriette Batson (facsimile: 855-212-7546), or such other office as the Administrative Agent may designate in writing to the Borrower from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Perfection Certificate” has the meaning provided in the Security Agreement.
“Permitted Acquisition” means any Acquisition as to which all of the following conditions are satisfied:
(i)    such Acquisition involves a line or lines of business that is or are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date;
(ii)    the Borrower shall have furnished to the Administrative Agent at least 10 Business Days prior to the consummation of such Acquisition (or such shorter period of time as the Administrative Agent may agree) (A) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Administrative Agent, such other information and documents that the Administrative Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements and any environmental reports), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (B) if the Consideration for such Acquisition exceeds $25,000,000, pro forma financial statements of the Borrower and its Subsidiaries giving effect to the consummation of such Acquisition and (C) copies of such other agreements, instruments or other documents (other than the Loan Documents required by Section 6.10) as the Administrative Agent shall reasonably request;
(iii)    such Acquisition shall be effected in such a manner so that each Person (other than any Immaterial Subsidiary) acquired becomes a Credit Party and all assets acquired are owned either by a Credit Party or a Person that will become a Credit Party in accordance with Section 6.09 and, if effected by merger or consolidation involving a Credit Party, such Credit Party shall be the continuing or surviving Person or the continuing or surviving Person shall become a Credit Party upon the effectiveness of such merger or consolidation;

(iv)    no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;
(v)    after giving effect to such Acquisition, the Leverage Ratio shall not be greater than 2.50 to 1.00, on a Pro Forma Basis (as determined in accordance with subpart (vi) below whether or not a certificate is required pursuant to such subpart (vi));
(vi)    at least five Business Days prior to the consummation of any such Acquisition in which the Consideration exceeds $25,000,000, the Borrower shall have delivered to the Administrative Agent and the Lenders (A) a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 7.07 on a Pro Forma Basis, and (B) historical financial statements relating to the business or Person to be acquired evidencing positive EBITDA on a Pro Forma Basis for the four fiscal quarter period most recently ended prior to the date of the Acquisition for which financial statements are available and such other information as the Administrative Agent may reasonably request;
(vii)    all transactions in connection with such Acquisition shall be consummated, in all material respects, in accordance with all applicable laws;
(viii)    the Acquisition shall have been approved by the board of directors or other governing body of the Person the Equity Interests or assets of which are proposed to be acquired;
(ix)    immediately after giving effect to such Acquisition, any acquired or newly formed Subsidiary shall take all actions required to be taken pursuant to Section 6.09 and Section 6.10 (or within 30 days of such Acquisition in the case of Section 6.10(c)); and
(xi)    as of the date of the Acquisition, a Financial Officer shall provide a certificate to the Administrative Agent and the Lenders certifying as to the matters set forth in the foregoing clauses.
“Permitted Acquisition Agreement” means each stock purchase agreement, asset purchase agreement or other agreement entered into by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, in each case as amended, supplemented or otherwise modified from time to time.
“Permitted Acquisition Documentation” means, collectively, each Permitted Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements (including without limitation all non‑competition agreements) affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time.
“Permitted Creditor Investment” means any securities (whether debt or equity) received by the Borrower or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Borrower or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.
“Permitted Foreign Subsidiary Loans and Investments” means (i) loans and investments by a Credit Party to or in a Foreign Subsidiary made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments by all Credit Parties does not, at any time, exceed (A) $5,000,000, minus (B) the Dollar equivalent of the amount of Indebtedness of Foreign Subsidiaries guaranteed by the Credit Parties pursuant to subpart (ii) of this definition; and (ii) loans to a Foreign Subsidiary by any Person (other than the Borrower or any of its Subsidiaries), and any guaranty of such loans by a Credit Party, so long as the aggregate principal amount of all such loans does not at any time exceed $5,000,000.

“Permitted Lien” means any Lien permitted by Section 7.03.
“Permitted Refinancing” means as to any Indebtedness, the incurrence of other Indebtedness (“Refinancing Indebtedness”) to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (i) the Weighted Average Life to Maturity of such Refinancing Indebtedness shall be greater than or equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced; (ii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension; (iii) no Person that is the Borrower or any Subsidiary shall be an obligor on such Refinancing Indebtedness unless such Person was an obligor on the Indebtedness being refinanced; (iv) the security, if any, for the Refinancing Indebtedness shall be the same as, or less extensive than, that for the Indebtedness being refinanced; (v) if the Indebtedness being refinanced, or the Lien securing such Indebtedness, is subordinated to the Obligations or to the Liens granted under the Security Documents, the Refinancing Indebtedness, and the Liens thereof, shall also be subordinated on terms no less favorable than the Indebtedness being refinanced and the holders of such Refinancing Indebtedness shall have entered into any subordination or intercreditor agreements reasonably acceptable to the Administrative Agent evidencing such subordination; (vi) such Refinancing Indebtedness shall be limited in recourse to each obligor thereunder to the same extent, if any, as the Indebtedness being refinanced; and (vii) no material terms (other than interest rate and fees) applicable to such Refinancing Indebtedness or, if applicable, the related security or guarantees of such Refinancing Indebtedness (including covenants, events of default, remedies, acceleration rights) shall be more favorable to the lenders under such Refinancing Indebtedness than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.
“Plan” means any Multi-Employer Plan, Multiple Employer Plan or Single-Employer Plan.
“Platform” has the meaning provided in Section 9.16(b).
“primary Indebtedness” has the meaning provided in the definition of “Guaranty Obligations.”
“primary obligor” has the meaning provided in the definition of “Guaranty Obligations.”
“Pro Forma Basis” means, with respect to any financial calculation or compliance with any test or covenant hereunder a pro forma basis after giving effect to the applicable Investment or Acquisition, Asset Sale, payment of principal or interest in respect of Indebtedness, or incurrence of Indebtedness, using, for purposes of determining the same, the historical financial statements of all entities or assets so acquired or sold (if available), determined on the basis of the consolidated financial statements of the Borrower and its Subsidiaries for the most recent period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), and the corresponding financial statements of any Person being acquired, as if such transactions had occurred on the first day of the applicable period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding incurred Loans during such period). Whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the applicable period and as if such cost savings, operating expense reductions, operating initiatives, operating changes and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) such cost savings, operating expense reductions and synergies must be approved by the Administrative Agent and (ii) no amounts shall be added pursuant to this definition to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period.
“Prohibited Transaction” means a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.
“Project Services” means Willbros Project Services (U.S.), LLC, a Delaware limited liability company.
“Public Lender” has the meaning provided in Section 9.16(b).
“Purchaser” has the meaning provided in the recitals.
“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.
“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
“Recipient” means (i) the Administrative Agent, (ii) any Lender, and (iii) any LC Issuer, as applicable.
“Refinancing Indebtedness” has the meaning specified in the definition of “Permitted Refinancing”.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees and agents, including accountants, legal counsel and other advisors, of such Person and of such Person’s Affiliates.
“Remedial Action” means all actions any Environmental Law requires any Credit Party to: (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the environment; (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.
“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation Section 4043.
“Required Lenders” means Lenders whose Credit Facility Exposure and Unused Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitments. If there are only two Lenders and neither Lender is a Defaulting Lender, “Required Lenders” shall mean both Lenders. The Credit Facility Exposure and Unused Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. For purposes of the second sentence of this definition, a Lender, together with its Approved Funds and Affiliates, shall constitute a single Lender.
“Restricted Payment” means (i) any Capital Distribution, (ii) any amount paid by the Borrower or any of its Subsidiaries in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness, or (iii) any voluntary or mandatory prepayment of principal of any Material Indebtedness (other than the Loans).
“Revolving Availability” means, at the time of determination, (i) the sum of all Revolving Commitments at such time less (ii) the sum of (a) the principal amount of Revolving Loans and Swingline Loans made and outstanding at such time and (b) the LC Outstandings at such time.
“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by the Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) in the same currency, having in the case of any Eurodollar Loans, the same Interest Period.
“Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.11, increased from time to time pursuant to Section 2.16, or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.
“Revolving Facility” means the credit facility established under Section 2.01 pursuant to the Revolving Commitments of the Lenders.
“Revolving Facility Availability Period” means the period from the Closing Date until the Revolving Facility Termination Date.
“Revolving Facility Exposure” means, for any Lender at any time, the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, (ii) such Lender’s Revolving Facility Percentage of the LC Outstandings at such time and (iii) the aggregate amount of such Lender’s Revolving Facility Percentage of the Swingline Exposure at such time.
“Revolving Facility Note” means a promissory note substantially in the form of Exhibit A-1 hereto.
“Revolving Facility Percentage” means, at any time for any Lender, the percentage obtained by dividing such Lender’s Revolving Commitment by the Total Revolving Commitment, provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination (but giving effect to subsequent assignments). The Revolving Facility Percentage of each Lender as of the Closing Date is set forth on Schedule 1 hereto.
“Revolving Facility Termination Date” means the earlier of (i) November 30, 2020, or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.
“Revolving Lender” means each Lender having a Revolving Commitment or holding a Revolving Loan.
“Revolving Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.01 or Section 2.16. Unless the content otherwise requires, the term “Revolving Loan” includes any Swingline Loan and any Incremental Revolving Loan.
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.
“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.
“Sanction” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission.
“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.
“Secured Creditors” has the meaning provided in the Security Agreement.
“Securities Account” has the meaning set forth in the Security Agreement.
“Security Agreement” has the meaning provided in Section 4.01(iv).
“Security Documents” means the Security Agreement, each Mortgage, each Landlord’s Agreement, each Additional Security Document, any UCC financing statement, any Control Agreement, any Collateral Assignment of Acquisition Documents, any Collateral Assignment, any Perfection Certificate and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.
“Seller” has the meaning provided in the recitals.
“Seller Parent” has the meaning provided in the recitals.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“SPC” has the meaning provided in Section 11.06(e).
“Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02, 5.03(iii), 5.06, 5.08, 5.16, 5.19 and 5.23 of this Agreement.
“Standard Permitted Lien” means any of the following:
(i)    Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;
(ii)    Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries and do not secure any Indebtedness;
(iii)    Liens created by this Agreement or the other Loan Documents;
(iv)    Liens arising from judgments, decrees or attachments not resulting in an Event of Default under Section 8.01(h);
(v)    Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;
(vi)    leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;
(vii)    easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect;
(viii)    Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and
(ix)    rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

“Stated Amount” of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).
“Subordinated Debt Documents” means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Subordinated Indebtedness.
“Subordinated Indebtedness” means any Indebtedness that has been subordinated to the prior payment in full of all of the Obligations pursuant to a written agreement or written terms acceptable to the Administrative Agent.
“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Borrower.
“Subsidiary Guarantor” means any Subsidiary that is or hereafter becomes a party to the Guaranty. Schedule 3 hereto lists each Subsidiary Guarantor as of the Closing Date.
“Swingline Commitment” means $5,000,000.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means Citizens, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.
“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.04.
“Swingline Note” means a promissory note substantially in the form of Exhibit A-2 hereto.
“Syndication Agent” has the meaning provided in the first paragraph of this Agreement.
“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.
“Synthetic Lease Obligations” means, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capitalized Lease Obligations.
“Targets” means, collectively, EFS, Government Services, Project Services and Willbros Engineers and their respective subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means the incurrence of Term Loans consisting of one Type of Term Loan by the Borrower from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.
“Term Commitment” means, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Term Commitment” as of the Closing Date or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be increased from time to time pursuant to Section 2.16 or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.06.
“Term Lender” means each Lender holding a Term Loan or Term Commitment hereunder.
“Term Loan” means, with respect to each Lender that has a Term Commitment, any loan made by such Lender pursuant to Section 2.01(b) or Section 2.16. Unless the content otherwise requires, the term “Term Loan” includes any Incremental Term Loan.
“Term Note” means a promissory note substantially in the form of Exhibit A‑3 hereto.
“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.
“Title Company” has the meaning specified in Section 6.10(c)(i).
“Title Policy” has the meaning specified in Section 6.10(c)(i).
“Total Credit Facility Amount” means the aggregate of the Total Revolving Commitment and the Total Term Loan Commitment. As of the Closing Date, the Total Credit Facility Amount is $175,000,000.
“Total Term Loan Commitment” means the sum of the Term Commitments of the Lenders. As of the Closing Date, the amount of the Total Term Loan Commitment is $75,000,000.
“Total Revolving Commitment” means the sum of the Revolving Commitments of the Lenders as the same may be decreased pursuant to Section 2.11(d) hereof or increased pursuant to Section 2.16 hereof. As of the Closing Date, the amount of the Total Revolving Commitment is $100,000,000.
“Transaction Documents” means, collectively, the Loan Documents and the Acquisition Documents.
“Transactions” means, collectively, (i) the execution, delivery and performance of the Loan Documents and the making of the initial Loans hereunder on the Closing Date, (ii) the execution, delivery and performance of the Acquisition Documents and the consummation of the Closing Date Acquisition, (iii) the repayment in full of all amounts due or outstanding under or in respect of each of the Existing Credit Agreement and any outstanding Indebtedness (other than Indebtedness permitted hereunder) of the Borrower and its Subsidiaries or the Targets and the termination of any commitments to extend credit to the Borrower or any Subsidiary or the Targets; and (iv) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which in each case shall be a Base Rate Loan or a Eurodollar Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time. Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York.
“Unfunded Benefit Liabilities” of any Plan means the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“United States” and “U.S.” each means United States of America.
“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar amount of the draws made on such Letter of Credit that have not been reimbursed by the Borrower or converted to a Revolving Loan pursuant to Section 2.03(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.
“Unused Revolving Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Revolving Commitment at such time over (ii) such Lender’s Revolving Facility Exposure at such time.
“Unused Total Revolving Commitment” means, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.
“USA Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.05(g)(ii)(B).
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.
“Willbros Engineers” means Willbros Engineers (U.S.), LLC, a Delaware limited liability company.
“Withholding Agent” means any Credit Party and the Administrative Agent.
Section 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”
Section 1.03    Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if the Borrower notifies the Administrative Agent and the Lenders that the Borrower wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VII for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower, the Administrative Agent and the Required Lenders; the Borrower, the Administrative Agent and the Lenders agreeing to enter into negotiations to amend any such covenant immediately upon receipt from any party entitled to send such notice. Notwithstanding the foregoing, (i) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof, (ii) in the event of any accounting change that requires all leases to be treated as Capital Leases, (A) all financial statements delivered hereunder shall be prepared in accordance with GAAP, giving effect to such accounting change, (B) the covenants set forth in Section 7.07 shall be calculated without giving effect to such accounting change, and (C) the Borrower shall provide reconciliations, in form and substance reasonably satisfactory to the Administrative Agent, reflecting such calculation together with each Compliance Certificate.
Section 1.04    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

ARTICLE II.

THE TERMS OF THE CREDIT FACILITIES
Section 2.01    Revolving Facility; Closing Date Term Loans.
(a)    Revolving Facility. During the Revolving Facility Availability Period, each Lender severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrower from time to time pursuant to such Lender’s Revolving Commitment, which Revolving Loans: (i) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Revolving Loans made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) shall be made only in Dollars, (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender would exceed such Lender’s Revolving Commitment, (B) the Aggregate Revolving Facility Exposure would exceed the Total Revolving Commitment, or (C) the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.12(b). The Revolving Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.06 hereof.
(b)    Closing Date Term Loans. On the Closing Date, each Lender that has a Term Commitment severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Borrower pursuant to such Lender’s Term Commitment, which Term Loans: (i) may only be incurred on the Closing Date in the entire amount of each Lender’s Term Commitment; (ii) shall be made only in Dollars, (iii) once prepaid or repaid, may not be reborrowed; (iv) may, except as set forth herein, at the option of the Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (v) shall be repaid in accordance with Section 2.13(b); and (vi) shall not exceed (A) for any Lender at the time of incurrence thereof the aggregate principal amount of such Lender’s Term Commitment, if any, and (B) for all the Lenders at the time of incurrence thereof the Total Term Loan Commitment. The Term Loans to be made by each Lender will be made by such Lender in the aggregate amount of its Term Commitment in accordance with Section 2.06 hereof.
Section 2.02    Repayment of Loans.
(a)    Closing Date Term Loans. The Term Loans made on the Closing Date shall mature in quarterly installments payable on the last day of each March, June, September and December, commencing on March 31, 2016, each such installment to be in an aggregate principal amount equal to 1.875% of the Term Loans made or outstanding on the Closing Date (subject to any adjustment pursuant to Section 2.13), and the Borrower shall repay to the Administrative Agent for the ratable account of each Term Lender holding such a Term Loan each such installment on each such date. At the Maturity Date for each Term Loan, the Borrower shall repay to the Administrative Agent, for the account of the applicable Term Lender, the then outstanding principal amount of such Term Loan, together with all accrued and unpaid interest and other amounts.
(b)    Revolving Loans. The Borrower shall (i) repay to the Administrative Agent for the ratable account of each Revolving Lender, the then unpaid principal amount (together with accrued and unpaid interest and other amounts) of each Revolving Loan of such Revolving Lender on the Maturity Date of the

Revolving Facility and (ii) repay to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date of the Revolving Facility and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month (or, if such date is not a Business Day, on the next succeeding Business Day) and is at least two Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested, and provided further that to the extent not repaid by the Borrower on any such dates, the Borrower shall be deemed to have requested Revolving Loans in an amount equal to the Swingline Loans then outstanding.
Section 2.03    Letters of Credit.
(a)    LC Issuances. During the Revolving Facility Availability Period, the Borrower may request either LC Issuer at any time and from time to time to issue, for the account of the Borrower or any Subsidiary, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees from time to time to issue, Letters of Credit denominated and payable in Dollars and in each case in such form as may be approved by such LC Issuer and the Administrative Agent; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the aggregate LC Outstandings would exceed the aggregate amount of the LC Commitment Amounts, (ii) the LC Outstandings of any LC Issuer would exceed such LC Issuer’s LC Commitment Amount, (iii) the Revolving Facility Exposure of any Lender would exceed such Lender’s Revolving Commitment, (iv) the Aggregate Revolving Facility Exposure would exceed the Total Revolving Commitment, or (v) the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.12(b) hereof. Subject to Section 2.03(c) below, each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (y) one year from the date of issuance thereof, or (z) five (5) Business Days prior to the Revolving Facility Termination Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed Letters of Credit under this Agreement, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(b)    LC Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account or the account of any Subsidiary of the Borrower, the Borrower shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice, shall be substantially in the form of Exhibit B-3 (each such request, an “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 2:00 P.M. (local time at the Notice Office) at least three Business Days (or such shorter period as may be acceptable to the applicable LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall include such supporting documents that the applicable LC Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.
(c)    Auto-Renewal Letters of Credit. If the Borrower so requests in any applicable LC Request, the applicable LC Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions; provided, however, that any Letter of Credit that has automatic renewal provisions must permit the related LC Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once any such Letter of

Credit that has automatic renewal provisions has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable LC Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than five (5) Business Days prior to the Revolving Facility Termination Date; provided, however, that such LC Issuer shall not permit any such renewal if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the scheduled renewal date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(d)    Applicability of ISP98. Unless otherwise expressly agreed by the applicable LC Issuer and the Borrower, when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each such Letter of Credit.
(e)    Notice of LC Issuance. Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent, each Lender and the Borrower written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it.
(f)    Reimbursement Obligations.
(i)    The Borrower hereby agrees to reimburse the applicable LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit immediately after, and in any event on the date on which, such LC Issuer notifies the Borrower of such payment or disbursement (which notice to the Borrower shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars in which such Letter of Credit is denominated, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of such LC Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.08(a) that are Base Rate Loans or, if not reimbursed on the date of such payment or disbursement, at the Default Rate, any such interest also to be payable on demand. If by 11:00 A.M. on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrower has not made such reimbursement out of its available cash on hand or, in the case of the Borrower, a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to the Borrower), (w) the applicable LC Issuer shall so notify the Administrative Agent, (x) the Borrower will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing), (y) the Lenders shall, unless they are legally prohibited from doing so, make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.01), and (z) the proceeds of such Revolving Loans shall be disbursed directly to such LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the Borrower in accordance with the applicable provisions of this Agreement.
(ii)    Obligations Absolute. The Borrower’s obligation under this Section to reimburse the LC Issuers with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any other Person may have or have had against any LC Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer.
(g)    LC Participations.
(i)    Immediately upon each LC Issuance, the applicable LC Issuer shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Revolving Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Revolving Lenders as provided in Section 2.10 and the Revolving Lenders shall have no right to receive any portion of any fees of the nature contemplated by Section 2.10(c), the obligations of the Borrower under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing).
(ii)    In determining whether to pay under any Letter of Credit, the applicable LC Issuer shall not have any obligation relative to the Lenders other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such LC Issuer any resulting liability.
(iii)    If an LC Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.03(f), such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender of such failure, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such Revolving Lender’s Revolving Facility Percentage of such payment in Dollars and in same-day funds; provided, however, that no Revolving Lender shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by an LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such LC Issuer as determined by a final non-appealable judgment of a court of competent jurisdiction. If the Administrative Agent so notifies any Revolving Lender required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Revolving Lender shall make available to the Administrative Agent for the account of the applicable LC Issuer such Revolving Lender’s Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds. If and to the extent any Revolving Lender shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of an LC Issuer, such Revolving Lender agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Effective Rate. The failure of any Revolving Lender to make available to the Administrative Agent for the account of an LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent for the account of an LC Issuer such other Revolving Lender’s Revolving Facility Percentage of any such payment.
(iv)    Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the Revolving Lenders pursuant to subpart (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Lender that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such Revolving Lender’s Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.
(v)    The obligations of the Revolving Lenders to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:
(A)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;
(B)    the existence of any claim, set-off defense or other right that any Credit Party or any other Person may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable account party in respect of such Letter of Credit and the beneficiary named in any such Letter of Credit), other than any claim that the Borrower may have against the applicable LC Issuer for gross negligence or willful misconduct of such LC Issuer in making payment under any applicable Letter of Credit;
(C)    any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(D)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(E)    the occurrence of any Default or Event of Default.

(vi)    To the extent an LC Issuer is not indemnified by the Borrower, the Revolving Lenders will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by any LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct.
Section 2.04    Swingline Loans.
(a)    During the Revolving Facility Availability Period, the Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swingline Loan or Swingline Loans to the Borrower from time to time, which Swingline Loans: (i) shall be paid on the earlier of the Revolving Facility Termination Date and the 10th Business Day after such Swingline Loan is made (or, if such date is not a Business Day, on the next succeeding Business Day) and is at least two Business Days after such Swingline Loan is made; provided that, on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested, and provided further that to the extent not repaid by the Borrower on any such dates, the Borrower shall be deemed to have requested Revolving Loans in an amount equal to the Swingline Loans then outstanding; (ii) shall be made only in Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swingline Loans outstanding does not exceed the Swingline Commitment, and (B) the Aggregate Revolving Facility Exposure would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.12(b) hereof; (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swingline Loan and (vii) at no time shall there be more than one (1) Borrowing of Swingline Loans outstanding hereunder.
(b)    The Swingline Lender at any time may, and at least once per week shall, by written notice given to the Administrative Agent not later than 11:00 a.m., New York time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s pro rata share of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s pro rata share of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, as provided in Sections 2.05, 2.06 and 2.09, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower

(or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
Section 2.05    Notice of Borrowing.
(a)    Time of Notice. Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Eurodollar Loan, 1:00 P.M. (local time at its Notice Office) at least three Business Days’ prior to the date of such Borrowing, and (ii) in the case of each Borrowing of a Base Rate Loan, prior to 12:00 (noon) (local time at its Notice Office) on the proposed date of such Borrowing, and (iii) in the case of any Borrowing of a Swingline Loan, prior to 12:00 noon (local time at its Notice Office) on the proposed date of such Borrowing.
(b)    Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) the Class and Type of Loans such Borrowing will consist of, and (iv) if applicable, the initial Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.
(c)    Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.
(d)    Maximum Borrowings. More than one Borrowing may be incurred by the Borrower on any day; provided, however, that (i) if there are two or more Borrowings on a single day (other than with respect to a Term Borrowing made on the Closing Date) by the Borrower that consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) after giving effect to all Borrowings, Conversions and Continuations at no time shall there be more than six (6) Borrowings of Eurodollar Loans outstanding hereunder.
Section 2.06    Funding Obligations; Disbursement of Funds.
(a)    Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans and acquire and, in the case of Revolving Lenders, to fund LC Participations and participations in Swingline Loans, as the case may be, are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments of any Class pursuant to Section 2.11 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(b)    Borrowings Pro Rata. Except with respect to the making of Swingline Loans by the Swingline Lender, all Loans hereunder shall be made as follows: (i) all Revolving Loans made hereunder, and LC Participations and participations in Swingline Loans acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued and (ii) all Term Loans made on the Closing Date shall be made by the Lenders having Term Commitments pro rata on the basis of their respective Term Commitments.
(c)    Notice to Lenders. The Administrative Agent shall promptly give each Lender, as applicable, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing (including any Borrowing of a Swingline Loan), or Conversion or Continuation thereof, and LC Issuance, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.
(d)    Funding of Loans.
(vii)    Loans Generally. No later than 1:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in Dollars and in immediately available funds and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.
(viii)    Swingline Loans. No later than 1:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, the Swingline Lender will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of Swingline Loans requested in such Notice of Borrowing.
(e)    Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the

Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.08, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.04).
Section 2.07    Evidence of Obligations.
(a)    Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    Loan Accounts of Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record: (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the Interest Period and applicable interest rate and, in the case of a Swingline Loan, the maturity date applicable thereto; (ii) the amount and other details with respect to each Letter of Credit issued hereunder; (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder; (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof; and (v) the other details relating to the Loans, Letters of Credit and other Obligations. In addition, the Administrative Agent shall maintain a register (the “Lender Register”) as described in Section 11.06(c)(v).
(c)    Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.07(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.
(d)    Notes. Upon request of any Lender (including the Swingline Lenders), the Borrower will execute and deliver to such Lender (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Revolving Loans made to it by such Lender, (ii) a Term Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Term Loan made to it by such Lender, or (iii) a Swingline Note with blanks appropriately completed in conformity herewith to evidence the Borrower’s obligation to pay the principal of, and interest on, the Swingline Loans made to it by the Swingline Lender; provided, however, that the decision of any Lender or the Swingline Lender to not request a Note shall in no way detract from the Borrower’s obligation to repay the Loans and other amounts owing by the Borrower to such Lender or the Swingline Lender.
Section 2.08    Interest; Default Rate.
(a)    Interest on Revolving Loans. Except with respect to Swingline Loans, the outstanding principal amount of each Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time and (ii) during such periods as such Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b)    Interest on Swingline Loans. The outstanding principal amount of each Swingline Loan shall bear interest from the date of the Borrowing at a rate per annum that shall be equal to the Base Rate in effect from time to time plus the Applicable Margin.
(c)    Default Interest. Notwithstanding the above provisions, if an Event of Default has occurred and is continuing, (i) automatically upon an Event of Default under Section 8.01(i) hereof, and (ii) upon written notice by the Administrative Agent (which notice the Administrative Agent may give in its discretion and shall give at the direction of the Required Lenders) upon any Event of Default not described in clause (i) of this Section 2.08(c), (A) the principal amount of all Loans outstanding and, to the extent permitted by applicable law, all overdue interest in respect of each Loan and all fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand, at a rate per annum equal to the Default Rate, and (B) the LC Fees shall be increased by an additional 2% per annum in excess of the LC Fees otherwise applicable thereto. In addition, if any amount (other than amounts as to which the foregoing subparts (A) and (B) are applicable) payable by the Borrower under the Loan Documents is not paid when due, upon written notice by the Administrative Agent (which notice the Administrative Agent may give in its discretion and shall give at the direction of the Required Lenders), such amount shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.
(d)    Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower: (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December: (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period; (iii) in respect of any Swingline Loan, on the maturity date applicable thereto and the date of repayment thereof, and (iv) in respect of all Loans, other than Loans accruing interest at a Base Rate, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity, on demand.
(e)    Computations of Interest. All computations of interest on Eurodollar Loans hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest on Base Rate Loans, Unpaid Drawings and other amounts hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.
(f)    Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the applicable Lenders thereof. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Margin” and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.
Section 2.09    Conversion and Continuation of Loans.
(a)    Conversion and Continuation of Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to (i) Convert all or a portion of the outstanding principal amount of Loans of one Type made to it into a Borrowing or Borrowings of another Type of Loans that can be made to it pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period; provided, however, that any Conversion of Eurodollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans and provided further that Swingline Loans may only be made or maintained as Base Rate Loans.
(b)    Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Eurodollar Loan, prior to 1:00 P.M. (local time at its Notice Office) at least three Business Days’ prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base Rate Loan, prior to 12:00 noon (local time at its Notice Office) on the proposed date of such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of the Borrower of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.
Section 2.10    Fees.
(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon each such Revolving Lender’s Revolving Facility Percentage, as consideration for the Revolving Commitments of the Lenders, commitment fees (the “Commitment Fees”) for the period from the Closing Date to, but not including, the Revolving Facility Termination Date, computed for each day at a rate per annum equal to (i) the Applicable Commitment Fee Rate times (ii) the Unused Total Revolving Commitment in effect on such day (including the aggregate outstanding amount of Swingline Loans as part of the Unused Total Revolving Commitment for the purposes of this Section 2.10(a)). Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.
(b)    LC Fees. The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender, based upon each such Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the beneficiary), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day. The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date.
(c)    Other Fees. The Borrower will pay to the Administrative Agent and the LC Issuers, on the Closing Date and thereafter, each for its own account, the fees set forth in the Fee Letters, in the amounts and at the times specified therein.

(d)    Computations and Determination of Fees. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in the definition of “Applicable Commitment Fee Rate” and the Administrative Agent will promptly provide notice of such determination to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error. All computations of Commitment Fees, LC Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.
Section 2.11    Termination and Reduction of Commitments.
(a)    Mandatory Termination of Revolving Commitments. All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date, if not sooner terminated as herein provided.
(b)    Mandatory Termination of Term Commitments. The Term Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Term Loan pursuant to Section 2.01(b).
(c)    Voluntary Termination of the Total Revolving Commitment. Upon at least ten Business Days’ prior irrevocable written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Lenders), the Borrower shall have the right to terminate in whole the Total Revolving Commitment, provided that (i) all outstanding Revolving Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.12 and (ii) either there are no outstanding Letters of Credit or the Borrower shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the LC Issuers and the Lenders) or shall Cash Collateralize all LC Outstandings.
(d)    Partial Reduction of Total Revolving Commitment. Upon at least ten Business Days’ prior irrevocable written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to partially and permanently reduce the Total Revolving Commitment; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount and the Swingline Commitment, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limits, (iii) no such reduction shall be permitted if the Borrower would be required to make a mandatory prepayment of Loans pursuant to Section 2.12(b)(i) or Section 2.12(b)(i), and, Section 2.12(b)(iii) any partial reduction shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).
Section 2.12    Voluntary and Mandatory Prepayments of Loans.
(a)    Voluntary Prepayments. The Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty, except as specified in subparts (c) and (d) below, from time to time. The Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) 1:00 P.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or (z) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:
(i)    each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Eurodollar Loan, $500,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $250,000, and (B) in the case of any prepayment of a Base Rate Loan, $250,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $50,000 and (C) in the case of a prepayment of a Swingline Loan, the full amount thereof;
(ii)    no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and
(iii)    voluntary prepayments of Term Loans pursuant to this subsection (a) shall be applied pro rata to the Term Loans of the Lenders, and to the remaining scheduled principal installments thereof as directed by the Borrower (and in the absence of such direction, pro rata to the remaining principal installments thereof).
(b)    Mandatory Prepayments. The Loans shall be subject to mandatory prepayment, and the LC Outstandings shall be subject to cash collateralization requirements, in accordance with the following provisions:
(i)    Loans Exceed the Commitments. If on any date (after giving effect to any other payments on such date) (A) the Revolving Facility Exposure of any Lender exceeds such Lender’s Revolving Commitment, (B) the Aggregate Revolving Facility Exposure plus the principal amount of Swingline Loans exceeds the Total Revolving Commitment, or (C) the aggregate principal amount of Swingline Loans outstanding exceeds the Swingline Commitment, then, in the case of each of the foregoing, the Borrower shall, on such day, prepay on such date the principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount sufficient to eliminate such excess.
(ii)    Cash Collateralization of LC Outstandings and Swingline Exposure. If on any date the LC Outstandings exceed the LC Commitment Amount, then the Borrower shall, on such day, Cash Collateralize the LC Outstandings to the extent of such excess. If the Total Revolving Commitment is reduced to any amount that is less than the LC Outstandings and Swingline Exposure, the Borrower shall immediately Cash Collateralize the LC Outstandings and repay the Swingline Exposure to the extent of such excess.
(iii)    Excess Cash Flow. Not later than the fifth Business Day after the date on which the annual financial statements are required to be delivered for each fiscal year of the Borrower and its Subsidiaries pursuant to Section 6.01(a) (beginning with the fiscal year ending June 30, 2016), if the Leverage Ratio as of the last day of such fiscal year is greater than 2.00:1.00, the Borrower shall prepay the principal of the Loans in an aggregate amount (an “Excess Cash Flow Prepayment Amount”) equal to (x) 50% of the Excess Cash Flow for such fiscal year minus (y) the sum of the aggregate amount of voluntary prepayments of the Term Loans (including under Section 2.12(a)(iii)) and, to the extent accompanied by a permanent reduction of the Revolving Commitments pursuant to Section 2.12(d), the Revolving Loans, in each case during the period commencing on the first day of such fiscal year and ending on the date on which prepayment under this clause (iii) is required (or, if earlier, the date on which such prepayment is made) (other than, in each case, (1) prepayments funded with the proceeds of any incurrence of Indebtedness, (2) any such prepayment previously reducing any prepayment under this subsection (b)(iv), and (3) any such payment or prepayment of the Term Loans that was not applied in the manner applicable to prepayments pursuant to this clause (iii) specified in Section 2.12(d)).
(iv)    Certain Proceeds of Asset Sales. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales of at least $2,000,000 (excluding up to $6,000,000 of Net Cash Proceeds of any Asset Sale constituting the disposition of CAH), not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of the Loans in accordance with Section 2.12(c) below; provided, that (A) if no Default or Event of Default shall have occurred and be continuing and (B) the Borrower notifies the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in replacement assets useful in the business of Borrower and/or its Subsidiaries within three hundred sixty-five (365) days after the date of such Asset Sale, or enters into a binding commitment thereof within said three hundred sixty-five (365) day period and subsequently makes such reinvestment within one hundred eighty (180) days following such three hundred sixty-five (365) day period, then no such prepayment shall be required if the Borrower immediately deposits such Net Cash Proceeds in a deposit account over which the Administrative Agent has control and which constitutes part of the Collateral under the Security Documents. So long as no Default or Event of Default has occurred and is continuing, amounts may be disbursed from such deposit account to or at the direction of the Borrower for application towards the costs associated with such reinvestment. Any amounts not so applied to such reinvestment or as provided in Section 8.03 shall be applied to the prepayment of the Loans as provided in Section 2.12(c) below. If at the end of any such 365 day period or, if applicable, such additional 180 day period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the Loans, to the extent required above.
(v)    Certain Proceeds of Indebtedness. Not later than the Business Day following the date of the receipt by any Credit Party of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of any Indebtedness (other than any Indebtedness permitted under Section 7.04) after the Closing Date, the Borrower will make a prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.12(c) below.
(vi)    Certain Proceeds of an Event of Loss. If during any fiscal year of the Borrower, any Credit Party has received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $2,000,000, not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, the Borrower will make a prepayment of the Loans with an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss in accordance with Section 2.12(c) below. Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (A) no Default or Event of Default has occurred and is continuing and (B) the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within three hundred sixty-five (365) days after the date of such Event of Loss, or enters into a binding commitment thereof within said three hundred sixty-five (365) day period and subsequently makes such reinvestment within one hundred eighty (180) days following such three hundred sixty-five (365) day period and such reinvestment will be made out of such Cash Proceeds and other funds available to the Borrower, then no such prepayment of the

Loans shall be required if the Borrower immediately deposits such Net Cash Proceeds in a deposit account over which the Administrative Agent has control and constitutes part of the Collateral under the Security Documents. If at the end of any such 365 day period or, if applicable, such additional 180 day period any portion of such Net Cash Proceeds from Events of Loss has not been so used to rebuild or restore the affected property, the Borrower will immediately make a prepayment of the Loans, to the extent required above. So long as no Default or Event of Default has occurred and is continuing, amounts may be disbursed from such deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in Section 8.03 shall be applied to the prepayment of the Loans as provided in Section 2.12(c) below.
(c)    Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Section 2.12(b)(iii), (iv), (v) or (vi) above shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loans, pro rata to the holders thereof, with such amounts being applied pro rata to the remaining installments thereunder, second, after no Term Loans are outstanding, to repay any outstanding Swingline Loans, third, the outstanding Revolving Loans, and fourth, to Cash Collateralize the LC Outstandings. Voluntary prepayments of outstanding Revolving Loans shall not result in a permanent reduction in the Total Revolving Commitments. Mandatory prepayments of outstanding Revolving Loans pursuant to Section 2.12(b)(iii), (iv), (v) or (vi) shall not result in a permanent reduction in the Total Revolving Commitments unless an Event of Default then exists. If an Event of Default exists, the Total Revolving Commitment shall be permanently reduced on such date in an amount equal to the amount of such required prepayment and any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage) and permanently reduce the Revolving Commitment of each Lender.
(d)    Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that (i) the Borrower shall first so designate all Loans that are Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, and (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall, in the case of Eurodollar Loans, be Converted into Base Rate Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.
(e)    Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.12 shall be accompanied by any amounts payable in respect thereof under Article III hereof.
Section 2.13    Method and Place of Payment.
(a)    Generally. All payments made by the Borrower hereunder (including any payments made with respect to the Borrower Guaranteed Obligations under Article X) under any Note or any other Loan Document shall be made without setoff, counterclaim or other defense.
(b)    Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each

Revolving Lender’s Revolving Facility Percentage of the amount of such prepayment, (ii) all payments and prepayments of Term Loans shall be applied by the Administrative Agent to reduce the principal amount of the Term Loans held by each Lender holding a Term Loan, pro rata on the basis of the outstanding principal amounts of their respective Term Loan, and (iii) all payments or prepayments of Swingline Loans shall be applied by the Administrative Agent to pay or prepay such Swingline Loans.
(c)    Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and, except as set forth in the next sentence, shall be made in Dollars.
(d)    Timing of Payments. Any payments under this Agreement that are made later than 2:00 P.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
(e)    Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or an LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender. Payments received by the Administrative Agent in Dollars shall be delivered to the Lenders or the LC Issuers, as the case may be, in Dollars in immediately available funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.
Section 2.14    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swingline Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to on a pro rata basis the payment of any amounts owing to the Lenders, the LC Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any LC Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement of any payment on any Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or reimbursement of any payment on any Letter of Credit were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Outstandings and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the Credit Facility without giving effect to Section 2.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. (1) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(A)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Facility Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(B)    With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuers and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to each LC Issuers’ or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time, and (y) such reallocation does not cause the aggregate Revolving Facility Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral; Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral as provided in Section 2.15), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 2.14(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.15    Cash Collateral.
(a)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Outstandings, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Outstandings (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuers’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuers that there exists excess Cash Collateral; provided that, subject to Section 2.14, the Person providing Cash Collateral and the LC Issuers may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided, further that in such event, to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 2.16    Increase in Credit Facility.
(a)    The Borrower may from time to time, by written notice to the Administrative Agent, request increases in the Total Revolving Commitment (each, an “Incremental Revolving Commitment” and the loans thereunder, “Incremental Revolving Loans”) and/or increases in the Term Commitments and/or to establish one or more tranches of new term loans under this Agreement (each, whether or not a separate tranche, an “Incremental Term Loan Commitment” and each term loan thereunder, an “Incremental Term Loan”; each Incremental Term Loan Commitment and each Incremental Revolving Loan Commitment are each sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”), in each case, in a minimum amount of not less than $5,000,000 (or such lesser amount as agreed to by the Administrative Agent) that is a multiple of $1,000,000, provided that the aggregate amount of increases pursuant to this Section 2.16 shall not exceed the Incremental Facility Amount. Upon the approval of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested Incremental Facility and the date on which such Incremental Facility is requested to become effective (which must be prior to the termination of the Revolving Facility Availability Period) and shall offer each such Lender the opportunity to participate in such Incremental Facility. Each such Lender shall, by notice to the Borrower and the Administrative Agent given within the specified time period set forth in the Administrative Agent’s notice, either agree to participate in such Incremental Facility, by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Lender”) or decline to increase its Revolving Commitment or Term Commitment, as applicable (and any such Lender that does not timely deliver such a notice shall be deemed to have declined to increase its Revolving Commitment or Term Commitment, as applicable, and each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). In the event that the Increasing Lenders shall have agreed pursuant to the preceding sentence to participate in such Incremental Facility in an aggregate amount less than the Incremental Facility requested by the Borrower, the Borrower may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an “Augmenting Lender”), which may include any Lender, to extend Incremental Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided (i) that each Augmenting Lender, if not already a Revolving Lender, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); and (ii) the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Incremental Revolving Commitment Facility, Incremental Term Loan Commitment or Incremental Term Loan and/or its status as a Lender. No Lender shall have any obligation, express or implied, to participate in such Incremental Facility. Any Incremental Facility may be made in an amount that is less than the Incremental Facility requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders. No consent of any Lender (other than any Lenders participating in the Incremental Facility) shall be required for any Incremental Facility pursuant to this Section 2.16.
(b)    Notwithstanding anything contained herein to the contrary, it is acknowledged and agreed that any Incremental Revolving Commitments shall be effected solely as an increase in the Revolving Commitments with no other change in terms, and the terms (other than maturity, amortization and pricing) of any Incremental Term Loans shall be identical to those of the Term Loans made under Section 2.01 and, in either case, Obligations in respect of any Incremental Facility shall rank pari passu in right of payment and security with the original Loans and Commitments; provided that (i) if the drawn pricing for Incremental Revolving Commitments is higher than the drawn pricing for the then-existing Revolving Commitments, then the drawn pricing for the then-existing Revolving Commitments shall be increased so that it is equal to the Applicable Margin for the Incremental Revolving Commitments, (ii) if the All-In Yield applicable to any Incremental Term Loan exceeds the All-In Yield of the then-existing Term Loans by more than 50 basis points, then the interest rate margins for the then-existing Term Loans shall be increased to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such Incremental Term Loan minus 50 basis points; provided that to the extent the All-In-Yield with respect to such Incremental Term Loan is greater than such All-In-Yield with respect to the then-existing Term Loans by more than 50 basis points solely as a result of a higher interest rate floor, then the interest rate margin increase shall be effected solely by increasing the interest rate floor on the then-existing Term Loans, and (iii) the Incremental Term Loans shall have a maturity date no earlier than the Term Loan Maturity Date, and shall have a Weighted Average Life to Maturity no shorter than the original Weighted Average Life to Maturity of the Term Loans made under Section 2.02, without giving effect to any prepayments.
(c)    Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any Incremental Facility pursuant to this Section 2.16(c), the outstanding Revolving Loans (if any) are held by the Revolving Lenders in accordance with their new Revolving Facility Percentages. This may be accomplished at the discretion of the Administrative Agent (w) by requiring the outstanding Loans to be prepaid with the proceeds of Incremental Loans, (x) by causing Non-Increasing Lenders to assign portions of their outstanding Loans to Increasing Lenders and Augmenting Lenders, (y) by permitting the Revolving Loans outstanding at the time of any increase in the Commitment pursuant to this Section 2.16(c) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Revolving Lenders would hold such Revolving Loans other than in accordance with their new Revolving Facility Percentages, or (z) by any combination of the foregoing.

(d)    Notwithstanding the foregoing, no Incremental Facility shall become effective under this Section 2.16 unless, (i) after giving effect to such Incremental Facility (including on a Pro Forma Basis after giving effect to the incurrence of such Incremental Facility as if it were incurred on and as of the last date of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 and as if all commitments thereunder had been drawn in full), no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect to such Incremental Facility, the Leverage Ratio shall not exceed the lesser of 2.50 to 1.00 and the Leverage Ratio then permitted under Section 7.07(a), on a Pro Forma Basis and as if such Incremental Facility had been made as of the first day of the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(a) or (b), after giving effect to the borrowing of such Incremental Facility and the application of the proceeds thereof, and as if all Incremental Revolving Commitments had been drawn in full, (iii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Incremental Facility, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made, (iv) the other conditions set forth in Section 4.02 hereof shall have been satisfied, and (v) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) legal opinions, board resolutions and an officer’s certificate consistent with those delivered on the Closing Date under Article IV.
(e)    Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender agreeing to provide such Commitment, if any, each Augmenting Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16. The Administrative Agent is expressly permitted to effect such amendments to the Loan Documents as may be necessary or advisable to give effect to any increase pursuant to this Section 2.16, including mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Loans incurred pursuant to this Section 2.16 and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit among the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to any such incurrence).
ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES
Section 3.01    Increased Costs; Reserves on Eurodollar Loans, etc.
(c)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate) or any LC Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, the Borrower will pay to such Lender, such LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(d)    Capital Requirements. If any Lender or any LC Issuer determines that any Change in Law affecting such Lender or such LC Issuer or any Applicable Lending Office of such Lender or such Lender’s or such LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuer’s capital or on the capital of such Lender’s or such LC Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such LC Issuer, to a level below that which such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuer’s policies and the policies of such Lender’s or such LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer or such Lender’s or such LC Issuer’s holding company for any such reduction suffered.
(e)    Certificates for Reimbursement. A certificate of a Lender or an LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(f)    Delay in Requests. Failure or delay on the part of any Lender or any LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC such Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.02    Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or Continue Eurodollar Loans or to Convert Base Rate Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, at the Borrower’s option, Convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted Eurodollar Rate component of the Base Rate, the utilization of the Adjusted Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein

Section 3.04    Breakage Compensation. The Borrower shall compensate each Lender (including the Swingline Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Swingline Loans) which such Lender may sustain in connection with any of the following: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Sections 3.01, 3.02 or 3.03); (b) if any such repayment, prepayment, Conversion or Continuation of any Eurodollar Loan occurs on a date that is not the last day of an Interest Period applicable thereto or any Swingline Loan is paid prior to its maturity date; (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; (d) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 3.06(b); or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any Eurodollar Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 3.06(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.
Section 3.05    Net Payments.
(f)    Defined Terms. For purposes of this Section 3.05, the term “Lender” includes the LC Issuers and the term “applicable law” includes FATCA.
(g)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(h)    Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(i)    Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(j)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(k)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.05, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(l)    Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.05(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii)    executed originals of IRS Form W-8ECI;
iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(m)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.05 (including by the payment of additional amounts pursuant to this Section 3.05), it shall pay with reasonable promptness to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(n)    Survival. Each party’s obligations under this Section 3.05 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.06    Change of Lending Office; Replacement of Lenders.
(e)    If any Lender requests compensation under Section 3.01, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to

Section 3.01 or Section 3.05, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(f)    If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 3.06(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06(c)), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(c), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in reimbursement or any payment on any Letter of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.05, such assignment will result in a reduction in such compensation or payments thereafter, (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(g)    Nothing in this Section 3.06 shall affect or postpone any of the obligations of the Credit Parties or the right of any Lender provided in Sections 3.01 or 3.05.
ARTICLE IV.

CONDITIONS PRECEDENT
Section 4.01    Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of the LC Issuers to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date, provided that none of the matters listed on Schedule 6.18 shall be conditions precedent to such obligations:
(ix)    Credit Agreement. This Agreement shall have been executed by the Borrower, the Administrative Agent, the LC Issuers and each of the Lenders.
(x)    Notes. The Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same.
(xi)    Guaranty. The Guarantors shall have duly executed and delivered a Guaranty Agreement (the “Guaranty”), substantially in the form attached hereto as Exhibit C-1, along with a Guaranty Supplement (as defined in the Guaranty), effective immediately after the Closing, pursuant to which the Targets will join the Guaranty, to the extent required pursuant to the terms of this Agreement.
(xii)    Security Agreement. The Credit Parties shall have duly executed and delivered a Pledge and Security Agreement (the “Security Agreement”), substantially in the form attached hereto as Exhibit C-2, and shall have executed and delivered all of the following in connection therewith, each of which shall be in form and substance satisfactory to the Administrative Agent: (A) the Control Agreements required pursuant to the terms of the Security Agreement, duly executed by the appropriate depositary institution, securities intermediary or issuer as the case may be, (B) the Collateral Assignment Agreements required pursuant to the terms of the Security Agreement, (C) a Perfection Certificate, (D) each other Security Document that is required by this Agreement or the Security Agreement, (E) the Intercompany Subordination Agreement, and (F) a Security Agreement Joinder (as defined in the Security Agreement) and joinder documentation (in form and substance reasonably satisfactory to the Administrative Agent), effective immediately after the Closing, pursuant to which the Targets will join the Intercompany Subordination Agreement, Security Agreement and other Security Documents, to the extent required pursuant to the terms of this Agreement.
(xiii)    Fees and Fee Letters. The Borrower shall have (A) paid to the Administrative Agent and Lead Arranger, each for its own account, the fees required to be paid by it on the Closing Date, including those set forth in the Fee Letters, (B) paid to the Lenders the fees agreed by the Borrower to be paid to them on the Closing Date, and (C) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.
(xiv)    Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of each Credit Party approving the Loan Documents to which such Credit Party is or may become a party, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental and other material third party approvals, if any, with respect to the execution, delivery and performance by such Credit Party of the Loan Documents to which it is or may become a party and the continuing operations of the Credit Parties, all of which documents to be in form and substance satisfactory to the Administrative Agent.
(xv)    Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign the Loan Documents to which such Credit Party is a party and any other documents to which such Credit Party is a party that may be executed and delivered in connection herewith.
(xvi)    Opinions of Counsel. The Administrative Agent shall have received opinions of counsel from counsel to the Credit Parties, which opinions shall be addressed to the Administrative Agent and the Lenders and dated the Closing Date and in form and substance satisfactory to the Administrative Agent.
(xvii)    Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or UCC financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full.
(xviii)    Evidence of Insurance. The Administrative Agent shall have (A) received certificates of insurance and other evidence satisfactory to it of compliance with the insurance requirements of this Agreement and the Security Documents and (B) received endorsements and/or declarations pages to insurance policies naming the Administrative Agent, for the benefit of the Lenders, as an additional insured on the liability insurance policies of the Credit Parties and as a loss payee on the property insurance policies of the Credit Parties.
(xix)    Search Reports. The Administrative Agent shall have received the results of UCC and other search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party, together with copies of such financing statements.
(xx)    Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) an original “long-form” good standing certificate or certificate of existence from the Secretary of State of the state of incorporation, dated as of a recent date, listing all charter documents affecting such Credit Party and certifying as to the good standing of such Credit Party; and (C) original certificates of good standing or foreign qualification for the Borrower from the State of Connecticut and from each other jurisdiction in which the Borrower and each other Credit Party is authorized or qualified to do business and where the failure to maintain such good standing or foreign qualification could reasonably be expected to have a Material Adverse Effect, such jurisdictions being set forth with respect to each Credit Party on Schedule 4.01 hereto.
(xxi)    Closing Certificate. The Administrative Agent shall have received a Closing Certificate, dated the Closing Date, of an Authorized Officer, to the effect that, at and as of the Closing Date, both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof: (A) the Acquisition Documents are in full force and effect in the form attached to such certificate and have not been amended, supplemented or otherwise modified, (B) both before and immediately after giving effect to the Closing Date Acquisition, no Default or Event of Default has occurred or is continuing; (C) both before and immediately after giving effect to the Closing Date Acquisition,  all representations and warranties of each Credit Party set forth in each Loan Document to which any Credit Party is a party are true and correct and (D) all conditions precedent set forth in this Section 4.01 and Section 4.02 have been satisfied.
(xxii)    Financial Statements. The Administrative Agent shall have received (A) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2015 and the related audited consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year ended June 30, 2015, (B) unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its Subsidiaries for each interim quarterly period subsequent to June 30, 2015 ended at least 45 days prior to the Closing Date, (C) unaudited consolidated balance sheets as of, and related statements of operations and cash flows of the Targets as at the last day of and for each of the four most recent fiscal quarters ended at least 45 days prior to the Closing Date, (D) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations and a pro forma statement of cash flows of the Borrower (after giving effect to the Closing Date Acquisition and the other Transactions) as at the last day of and for the most recent four fiscal quarter period ending at least 45 days prior to the Closing Date, giving effect to the Closing Date Acquisition and other Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations and statements of cash flows) and (E) pro forma financial projections of the Borrower and its Subsidiaries (after giving effect to the Closing Date Acquisition) for the period from 2015 through 2020, which shall (x) be on a quarterly basis for the first four fiscal quarters following the Closing Date and on an annual basis thereafter and (y) include consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows; each of the foregoing to be in form and substance satisfactory to the Administrative Agent.
(xxiii)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form attached hereto as Exhibit D, dated as of the Closing Date, and executed by a Financial Officer of the Borrower.
(xxiv)    Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Administrative Agent and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel may reasonably request.
(xxv)    Payment of Outstanding Indebtedness, etc. The Administrative Agent shall have received evidence that immediately after the making of the Loans on the Closing Date, all Indebtedness under the Existing Credit Agreement and any other Indebtedness of the Borrower and its Subsidiaries and the Targets not permitted by Section 7.04, together with all interest, all payment premiums and all other amounts due and payable with respect thereto, shall be paid in full from the proceeds of the initial Credit Event, and the commitments in respect of such Indebtedness shall be permanently terminated, all related Guarantees shall be permanently terminated and all Liens securing payment of any such Indebtedness shall be released and the Administrative Agent shall have received all payoff and release letters, Uniform Commercial Code Form UCC‑3 termination statements or other instruments or agreements as may be suitable or appropriate in connection with the release of any such Liens.
(xxvi)    Litigation. There shall not exist any pending or threatened litigation that could reasonably be expected to cause a Material Adverse Effect, in the judgment of the Administrative Agent, in or affecting the business, operations, property or condition (financial or otherwise) of the Credit Parties taken as a whole.
(xxvii)    No Material Adverse Effect. (A) Since August 31, 2015, there shall not have been a Company Material Adverse Effect or any change, state of facts, circumstances, event, condition, development, occurrence or effect that would reasonably be expected to have a Company Material Adverse Effect; and (B) since the date of the Acquisition Agreement, no event shall have occurred that has had or would reasonably be expected to have any Company Material Adverse Effect.

(xxviii)    Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(xxix)    Ownership; Intercompany Debt. The Administrative Agent, in its sole discretion, shall be satisfied with (i) the pro forma capital and ownership structure and the equity holder arrangements of the Credit Parties, and (ii) the amount, terms, conditions and holders of all intercompany indebtedness of the Borrower and its Affiliates.
(xxx)    Closing Date Acquisition. Substantially simultaneously with the funding of the initial Loans hereunder, the Closing Date Acquisition shall have been consummated in accordance in all material respects with the Acquisition Agreement, without waiver or modification of any provision of the Acquisition Agreement in any material respect that would be materially adverse to the interests of the Lenders, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). The Administrative Agent shall have received a statement of sources and uses for the Transactions showing, among other things, the Closing Date Acquisition and the payment and applicable of the purchase price for the Closing Date Acquisition.
(xxxi)    Acquisition Agreement Representations; Specified Representations. The Acquisition Agreement Representations and the Specified Representations shall be accurate in all material respects, in each case as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, which Specified Representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects.
(xxxii)    The Targets. The Credit Parties shall have provided to the Administrative Agent and the Lenders all documents, certificates, instruments and other items necessary for the Targets to comply with Sections 6.09 and 6.10 hereof effectively immediately after the Closing, including, without limitation, the joinders referred to in Sections 4.01(iii) and (iv) hereof.
(xxxiii)    Miscellaneous. The Credit Parties shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.
Section 4.02    Conditions Precedent to All Credit Events. The obligations of the Lenders, the Swingline Lender and the LC Issuers to make or participate in each Credit Event is subject, at the time thereof, to the satisfaction of the following conditions:
(c)    Notice. The Administrative Agent (and in the case of subpart (iii) below, the applicable LC Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.05(b) with respect to any Borrowing (other than a Continuation or Conversion), (ii) a Notice of Continuation or Conversion meeting the requirements of Section 2.09(b) with respect to a Continuation or Conversion, or (iii) an LC Request meeting the requirements of Section 2.03(b) with respect to each LC Issuance.
(d)    No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.
(e)    Aggregate Revolving Facility Exposure. After giving effect to the Credit Event, the outstanding Aggregate Revolving Facility Exposure shall not exceed the Total Revolving Commitments.
The acceptance of the benefits of (i) the Credit Events on the Closing Date shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Swingline Lender, the LC Issuers and each of the Lenders that all of the applicable conditions specified in Section 4.01 have been satisfied as of the times referred to in such Section and (ii) each Credit Event thereafter shall constitute a representation and warranty by the Borrower to the Administrative Agent, the Swingline Lender the LC Issuers and each of the Lenders that all of the applicable conditions specified in Section 4.02 have been satisfied as of the times referred to in such Section.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, the Lenders and the LC Issuers to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Administrative Agent, the Swingline Lender, the Lenders and the LC Issuers, all of which shall survive the execution and delivery of this Agreement and each Credit Event:
Section 5.01    Corporate Status. Each Credit Party (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except where the failure to be so qualified would not have a Material Adverse Effect.
Section 5.02    Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 5.03    No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of (A) any Acquisition Document or any material contractual obligation, or (B) any other promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the Organizational Documents of such Credit Party.
Section 5.04    Governmental Approvals. No order, consent, approval, license, permit, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.
Section 5.05    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened with respect to any Credit Party or any of their respective Subsidiaries or against any of their respective properties (i) that have had, or could reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by any Credit Party pursuant to any of the Loan Documents.
Section 5.06    Use of Proceeds; Margin Regulations.
(c)    The proceeds of all Loans and LC Issuances shall be utilized (i) on the Closing Date, to (A) finance a portion of the Closing Date Acquisition, (B) repay the obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement, and (C) pay transaction fees and expenses related to consummation of the transactions contemplated by this Agreement and the other Loan Documents, and (ii) after the Closing Date, to provide working capital and funds for other general corporate purposes (including, without limitation, Permitted Acquisitions and other permitted investments and capital expenditures).
(d)    No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.
Section 5.07    Financial Statements.
(e)    The Borrower has furnished to the Administrative Agent and the Lenders complete and correct copies of: (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2015 and the related audited consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year ended June 30, 2015, (ii) unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its Subsidiaries for each interim quarterly period subsequent to June 30, 2015 ended at least 45 days prior to the Closing Date, (iii) unaudited consolidated balance sheets as of, and related statements of operations and cash flows of the Targets and their Subsidiaries as at the last day of and for each of the four most recent fiscal quarters ended at least 45 days prior to the

Closing Date, and (iv) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations and a pro forma statement of cash flows of the Borrower (after giving effect to the Closing Date Acquisition and the other Transactions) as at the last day of and for the most recent four fiscal quarter period ending at least 45 days prior to the Closing Date, giving effect to the Closing Date Acquisition and other Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations and statements of cash flows). All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its Subsidiaries (including, as applicable, the Targets) as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements that are unaudited, to normal audit adjustments, none of which shall be material. The Borrower and its Subsidiaries did not have, nor did the Targets, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans or LC Issuances hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and that in any such case is material in relation to the business, operations, properties, assets, financial or other condition or prospects of the Borrower and its Subsidiaries.
(f)    The pro forma financial projections of the Borrower and its Subsidiaries (after giving effect to the Closing Date Acquisition) for the period from 2015 through 2020 prepared by the Borrower and delivered to the Administrative Agent and the Lenders (which (x) have been prepared on a quarterly basis for the first four fiscal quarters following the Closing Date and on an annual basis thereafter and (y) include consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows) (the “Financial Projections”) were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the Borrower and its Subsidiaries and the Targets, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto; provided, however, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower’s projected consolidated results as set forth in the Financial Projections will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Financial Projections may differ materially from the Financial Projections. No facts are known to the Borrower as of the Closing Date which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.
Section 5.08    Solvency. Both before and after giving effect to the Transactions, the sum of the “fair value” of the assets of the Borrower and its Subsidiaries on a consolidated basis will, as of the date hereof, exceed the sum of all debts (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower and its Subsidiaries, taken as a whole, as of the date hereof. The present fair salable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the (i) total amount of present debts and liabilities (including subordinated and contingent liabilities) of Borrower and its Subsidiaries, on a consolidated basis, and (ii) amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (including subordinated and contingent liabilities) as such debts and liabilities become absolute and matured. The Borrower and its Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof. Neither the Borrower nor any of its Subsidiaries intends to incur, nor does the Borrower or any of its Subsidiaries believe that they will incur, debts beyond their ability to pay such debts as they mature in the ordinary course of business. Neither the Borrower nor any of its Subsidiaries intends to hinder, delay or defraud either present or future creditors or any other person to which the Borrower or its Subsidiaries are or, on or after the date hereof, will become indebted.
Section 5.09    No Material Adverse Effect. Since June 30, 2015, there has been no change in the business, operations, property, assets, liabilities, or condition (financial or otherwise) of the Borrower or of the Borrower and its Subsidiaries taken as a whole, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.
Section 5.10    Tax Returns and Payments. Each Credit Party has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those contested in good faith. Each Credit Party has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. No Credit Party knows of any proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.
Section 5.11    Title to Properties, etc. Each Credit Party has good and marketable title, in the case of Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Credit Parties and their Subsidiaries in the properties reflected in the most recent balance sheet referred to in Section 5.07(a), taken as a whole, were sufficient, in the judgment of the Credit Parties, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Credit Parties and their Subsidiaries. Schedule 5.11 sets forth a complete list of Real Property owned and/or leased or subleased (as lessor or sublessor, lessee or sublessee) by the Credit Parties on the Closing Date. Schedule 5.11 further identifies, as of the Closing Date, each Real Property owned, leased or operated by any Credit Party in connection with the Exit Strategy Program.
Section 5.12    Lawful Operations, etc. Each Credit Party and each of its Subsidiaries: (i) holds all necessary foreign, federal, state, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business and own its properties; and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.13    Environmental Matters.
(f)    Each Credit Party and each of their Subsidiaries is in compliance with all applicable Environmental Laws, except to the extent noncompliance would not reasonably be expected to, in the aggregate, be material to the financial condition of the Borrower and its Subsidiaries, taken as a whole (or, in the case of Exit Strategy Properties, would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect). All licenses, permits, registrations or approvals required for the conduct of the business of each Credit Party and each of their Subsidiaries under any Environmental Law have been secured and each Credit Party and each of their Subsidiaries is in substantial compliance therewith, except for licenses, permits, registrations or approvals the failure to secure or to comply therewith is not material to the Credit Parties or their businesses. No Credit Party nor any of their Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party or such Subsidiary is a party or that would affect the ability of such Credit Party or such Subsidiary to operate its business or any Real Property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, be material to the Credit Parties or their businesses (or, in the case of Exit Strategy Properties, as would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect). There are no Environmental Claims pending or, to the best knowledge of any Credit Party, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to be material to the Credit Parties or their businesses (or, in the case of Exit Strategy Properties, as would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect). There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Credit Parties or their Subsidiaries or on any property adjacent to any such Real Property, that are known by the Credit Parties or as to which any Credit Party or any such Subsidiary has received written notice, that could reasonably be expected: (i) to form the basis of an Environmental Claim against any Credit Party or any of their Subsidiaries or any Real Property of a Credit Party or any of their Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate could not reasonably be expected to be material to the Credit Parties or their businesses.
(g)    Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Credit Parties or any of their Subsidiaries or (ii) released on or about any such Real Property, in each case where such occurrence or event (x) is not in compliance with Environmental Laws and such noncompliance could reasonably be expected to, in the aggregate, be material to the financial condition of the Borrower and its Subsidiaries, taken as a whole, or (y) in the case of Exit Strategy Properties, is reasonably likely, in the aggregate, to have a Material Adverse Effect.
Section 5.14    Compliance with ERISA. Compliance by the Credit Parties with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Credit Parties, their Subsidiaries and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multi-Employer Plan or a Multiple Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multi-Employer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multi-Employer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan, any Multi-Employer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multi-Employer Plan or Multiple Employer Plan, which termination or Reportable Event will or could give rise to a material liability of the Credit Parties or any ERISA Affiliate in respect thereof. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate is at the date hereof, or has been at any time within the five years preceding the date hereof, an employer required to contribute to any Multi-Employer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multi-Employer Plan or Multiple Employer Plan. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing.

Section 5.15    Intellectual Property, etc. Each Credit Party and each of its Subsidiaries has obtained or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for and material to the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts that, in any such case individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, Schedule 5.15 sets forth a complete list of all material licenses, trade names and service marks and all registered patents, trademarks and copyrights, in each case with respect to Intellectual Property.
Section 5.16    Investment Company Act, etc. No Credit Party nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Federal Power Act, as amended or any applicable Federal or state public utility law.
Section 5.17    Insurance. The Credit Parties and their Subsidiaries maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are carried generally in accordance with sound business practices by companies in similar businesses similarly situated and located, and in each case in compliance with the terms of Section 6.03. Schedule 5.17 sets forth a complete list of all insurance maintained by the Credit Parties on the Closing Date.
Section 5.18    Contracts; Labor Relations. No Credit Party nor any of its Subsidiaries (a) is subject to any contract, agreement, corporate restriction, judgment, decree or order, (b) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (c) is subject to any strike, slowdown, workout or other concerted interruptions of operations by employees of a Credit Party or any Subsidiary, whether or not relating to any labor contracts, (d) is subject to any pending or, to the knowledge of any Credit Party, threatened, unfair labor practice complaint, before the National Labor Relations Board, (e) is subject to any pending or, to the knowledge of any Credit Party, threatened grievance or arbitration proceeding arising out of or under any collective bargaining agreement, (f) is subject to any pending or, to the knowledge of any Credit Party, threatened significant strike, labor dispute, slowdown or stoppage, or (g) is, to the knowledge of the Credit Parties, involved or subject to any union representation organizing or certification matter with respect to the employees of the Credit Parties or any of their Subsidiaries, except (with respect to any matter specified in any of the above clauses) for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has suffered any strikes, walkouts or work stoppages in the five years preceding the Closing Date.
Section 5.19    Security Interests. Once executed and delivered, each of the Security Documents creates, as security for the Secured Obligations (as defined in the Security Agreement), a valid and enforceable, and upon making the filings and recordings referenced in the next sentence, perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.
Section 5.20    True and Complete Disclosure. The factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in Section 5.07(b)), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that all information consisting of financial projections prepared by any Credit Party or any Subsidiary is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made.
Section 5.21    Defaults. No Default or Event of Default exists as of the Closing Date hereunder, nor will any Default or Event of Default begin to exist immediately after the execution and delivery hereof.
Section 5.22    Capitalization. As of the Closing Date, Schedule 5.22(a) sets forth a true, complete and accurate description of the equity capital structure of each direct and indirect Subsidiary of the Borrower (other than Inactive Subsidiaries and Immaterial Subsidiaries) showing, for each such Person, accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Equity Interests for each such Person. Except as set forth on Schedule 5.22(a), as of the Closing Date (a) there are no preemptive rights, outstanding subscriptions, warrants or options to purchase any Equity Interests of any Credit Party, (b) there are no obligations of any Credit Party to redeem or repurchase any of its Equity Interests and (c) there is no agreement, arrangement or plan to which any Credit Party is a party or of which any Credit Party has knowledge that could directly or indirectly affect the capital structure of any Credit Party. The Equity Interests of each Credit Party described on Schedule 5.22(a) (i) are validly issued and fully paid and non‑assessable (to the extent such concepts are applicable to the respective Equity Interests) and (ii) are owned of record and beneficially as set forth on Schedule 5.22(a), free and clear of all Liens (other than Liens created under the Security Documents). As of the Closing Date, Schedule 5.22(b) sets forth each direct or indirect Subsidiary of the Borrower which is an Inactive Subsidiary or an Immaterial Subsidiary. All Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) are party to the Guaranty.
Section 5.23    Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws.
(a)    Sanctions Concerns. No Credit Party, nor any Subsidiary thereof, nor, to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
(b)    Anti-Corruption Laws. The Credit Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. No part of the proceeds of the Loans will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption laws.
(c)    USA Patriot Act and Anti-Terrorism Laws. To the extent applicable, each of the Credit Parties and its Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act and any other applicable Anti-Terrorism Law or anti-money laundering law or statute. Neither the making available of the Loans nor the use of any part of the proceeds thereof will violate the (i) Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto or any other applicable economic sanctions law, or (ii) the USA Patriot Act and any other applicable anti-money laundering law or statute.
Section 5.24    Location of Bank Accounts. Schedule 5.24 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Credit Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).
Section 5.25    Affiliate Transactions. Except as set forth on Schedule 5.25, as of the date of this Agreement, there are no existing or proposed agreements, arrangements or transactions between any Credit Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than the Subsidiaries) of any Credit Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Credit Party or any Person with which any Credit Party has a business relationship or which competes with any Credit Party.
Section 5.26    Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) the successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.
Section 5.27    Acquisition Documents. As of the Closing Date, (i) the Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith) and (ii) the Acquisition Agreement complies in all material respects with, and the Closing Date Acquisition has been consummated in all material respects in accordance with, all applicable requirements of law. The Acquisition Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn.

ARTICLE VI.

AFFIRMATIVE COVENANTS
The Borrower hereby covenants and agrees that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full, as follows:
Section 6.01    Reporting Requirements. The Borrower will furnish to the Administrative Agent and each Lender:
(e)    Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower (or, if earlier, not later than the date of required submissions to the SEC, for so long as the Borrower is subject to the reporting requirements of the 1934 Act), the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and loss, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the notes thereto and an opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization), together with any management letters of such accountants addressed to the Borrower or any other Credit Party.
(f)    Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if earlier, not later than the date of required submissions to the SEC, for so long as the Borrower is subject to the reporting requirements of the 1934 Act), the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of income and loss, of stockholders’ equity and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated and consolidating statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year and to the applicable budget provided pursuant to Section 6.01(d), and which shall be certified on behalf of the Borrower by a Financial Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.
(g)    Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, (i) a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by a Financial Officer of the Borrower to the effect that (A) no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Credit Parties have taken or propose to take with respect thereto, and (B) the representations and warranties of the Credit Parties are true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects), except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made, which certificate shall (except for the certificate delivered with the Borrower’s financial statements as at and for the period ending December 25, 2015), set forth the calculations required to establish compliance with the provisions of Section 7.07, (ii) if, as a result of any change in accounting principles and policies (or the application thereof) from those used in the preparation of the audited financial statements of the Borrower referred to in Section 5.07(a), the consolidated financial statements of the Credit Parties delivered pursuant to Sections 6.01(a) and (b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for the financial statements referred to in Section 5.07(a) and all financial statements delivered thereafter, each in form and substance reasonably satisfactory to the Administrative Agent, and (iii) a Narrative Report with respect to such financial statements.
(h)    Budgets and Forecasts. Not later than 45 days following the commencement of each fiscal year of the Borrower and its Subsidiaries, commencing with the fiscal year beginning July 1, 2017, a consolidated operating budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and for each subsequent fiscal year of the Borrower and its Subsidiaries through the fiscal year ending June 30, 2020, as customarily prepared by management for its internal use and reasonably satisfactory to the Administrative Agent, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.
(i)    Notices. Promptly, and in any event within four Business Days, after any Credit Party or any Subsidiary obtains knowledge thereof, notice of:
(vii)    the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;
(viii)    the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against any Credit Party or any Subsidiary or the occurrence of any other event, in each case if the same could reasonably be expected to have a Material Adverse Effect;
(ix)    any significant adverse change (in the Borrower’s reasonable judgment) in the Borrower’s or any Subsidiary’s relationship with, or any significant event or circumstance that is in the Borrower’s reasonable judgment likely to adversely affect the Borrower’s or any Subsidiary’s relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower’s consolidated revenues during its most recent fiscal year, or (B) any supplier that is material to the operations of the Borrower and its Subsidiaries considered as an entirety;
(x)    any amendment or waiver of the terms of, or notice of default under, any Subordinated Debt Document; or
(xi)    any event that could reasonably be expected to have a Material Adverse Effect.
(j)    ERISA. Promptly, and in any event within 10 days after any Credit Party or any Subsidiary of a Credit Party or any ERISA Affiliate knows of the occurrence of any ERISA Event, the Borrower will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such Subsidiary of such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given by such Credit Party or such Subsidiary of such Credit Party or the ERISA Affiliate to or filed with the PBGC, a Plan participant or the Plan administrator with respect thereto.
(k)    Environmental Matters. Other than in the ordinary course pursuant to the Exit Strategy Program, promptly upon, and in any event within 10 Business Days after, an officer of a Credit Party or any Subsidiary of a Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against such Credit Party or any of its Subsidiaries or any Real Property owned or operated by such Credit Party or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by such Credit Party or any of its Subsidiaries that (A) results in material noncompliance by such Credit Party or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against such Credit Party or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by such Credit Party or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by such Credit Party or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by such Credit Party or any of its Subsidiaries as required by any Environmental Law or any governmental or other Global agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Credit Party’s or such Subsidiary’s response thereto and the potential exposure in Dollars of the Credit Parties and their Subsidiaries with respect thereto.
(l)    SEC Reports and Registration Statements. Promptly after transmission thereof to its stockholders or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that any Credit Party or any Subsidiary files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms) and copies of any proxy statement or other report or communication that the Borrower furnishes to its stockholders generally. To the extent that any such documents are filed pursuant to and are accessible through the SEC’s EDGAR system, such documents will be deemed to have been provided in accordance with this clause (h).
(m)    Management Reports. Together with the delivery of the financial statements pursuant to subparts (a) and (b) above, a management report describing the operations and financial conditions of the Credit Parties and their Subsidiaries for the period then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials). The management report shall be presented in reasonable detail and shall be certified by a Financial Officer to the effect that such information fairly presents in all material respects the results of operations and financial condition of the Credit Parties as at the dates and for the periods indicated.
(n)    Auditors’ Internal Control Comment Letters, etc. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Credit Parties and/or any of their Subsidiaries that is submitted to such Credit Party or Subsidiary, as applicable, by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

(o)    Press Releases. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by any Credit Party or any Subsidiary to the public concerning material developments relating to such Credit Party or its Subsidiaries.
(p)    Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in clause (a) above, a certificate of an Authorized Officer of the Borrower (i) setting forth any changes to the information required pursuant to the Perfection Certificate, if any, (ii) outlining all material insurance coverage maintained as of the date of such certificate, and (iii) certifying that no Credit Party has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, re-recordings and re-registrations. In the event such a certificate is not delivered at the time of delivery of the annual financial statements pursuant to clause (a) above, then such non-delivery shall be deemed to constitute a certification by the Borrower that there has been no change to the information most recently delivered pursuant to clauses (i) and (ii) hereof and a confirmation as to the matters described in clause (iii) hereof.
(q)    Other Notices. Promptly after the transmission or receipt thereof, as applicable, copies of all notices (other than routine correspondence and invoices) received or sent by any Credit Party to or from the holders of any Material Indebtedness or any trustee with respect thereto.
(r)    Proposed Amendments, etc. to Certain Agreements. No later than five (5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Subordinated Debt Document, any Material Indebtedness Agreement or any other agreement or instrument subject to the restrictions contained in Section 7.11.
(s)    Violation of Anti-Terrorism Laws. Promptly (i) if any Credit Party obtains knowledge that any Credit Party or any Person that owns, directly or indirectly, any Equity Interests of any Credit Party, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is the subject of any of the Anti-Terrorism Laws, such Credit Party will notify the Administrative Agent and (ii) upon the request of the Administrative Agent or any Lender (through the Administrative Agent), such Credit Party will provide any information the Administrative Agent or such Lender believes is reasonably necessary to be delivered to comply with the USA Patriot Act.
(t)    Other Information. Promptly upon the reasonable request therefor (and in any events within 15 Business Days of such request), such other information or documents (financial or otherwise) relating to any Credit Party or any Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time.
Section 6.02    Books, Records and Inspections. Each Credit Party will, and will cause each of its Material Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party or such Material Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of such Credit Party and/or its Material Subsidiaries in whomsoever’s possession (but only to the extent such Credit Party or such Subsidiary, as applicable, has the right to do so to the extent in the possession of another Person), to examine the books of account of such Credit Party or such Material Subsidiary, as applicable, and make copies thereof and take extracts therefrom, to discuss the affairs, finances and accounts of such Credit Party and/or such Material Subsidiary, as applicable, with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, and to conduct field examinations; all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders (through the Administrative Agent) may request, and all at the expense of the Borrower, provided that absent an Event of Default, field examinations shall be limited to one such examination per fiscal year.
Section 6.03    Insurance.
(h)    Each Credit Party will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are carried generally in accordance with sound business practices by companies in similar businesses similarly situated and located, and (ii) forthwith upon the Administrative Agent’s or any Lender’s written request, furnish to the Administrative Agent or such Lender such information about such insurance as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent or such Lender and certified by an Authorized Officer of the Borrower.
(i)    Each Credit Party will at all times keep its respective property that is subject to the Lien of any Security Document insured in favor of the Administrative Agent, for the benefit of the Secured Creditors and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Credit Parties) (i) shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the Lenders, and (iv) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent.
(j)    If any Credit Party shall fail to maintain any insurance in accordance with this Section 6.03, or if any Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent on demand for all costs and expenses of procuring such insurance.
Section 6.04    Payment of Taxes and Claims. Each Credit Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of any Credit Party or any of their respective Subsidiaries; provided, however, that no Credit Party nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if (i) it has maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a tax or claim that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. Without limiting the generality of the foregoing, each Credit Party will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206‑207), with respect to its employees subject thereto, and any comparable provisions of applicable law.

Section 6.05    Corporate Franchises. Each Credit Party will do, and will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect, its rights and authority, qualification, franchises, licenses and permits; provided, however, that nothing in this Section 6.05 shall be deemed to prohibit any transaction permitted by Section 7.02.
Section 6.06    Good Repair. Each Credit Party will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear and dispositions permitted pursuant to Section 7.02 hereof excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.
Section 6.07    Compliance with Statutes, etc. Without limitation of the covenants contained in Sections 6.08 and 6.17, each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.
Section 6.08    Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:
(f)    Each Credit Party will comply, and will cause each of its Subsidiaries to comply in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by such Credit Party or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and such proceedings could not reasonably be expected to have a Material Adverse Effect.
(g)    Each Credit Party will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens.
(h)    No Credit Party nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Credit Parties or any of their Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except to the extent that any noncompliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and such proceedings could not reasonably be expected to have a Material Adverse Effect.
(i)    If required to do so under any applicable order of any Governmental Authority, each Credit Party will undertake, and cause each of its Subsidiaries to undertake any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Credit Parties or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that such Credit Party or such Subsidiary contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and such proceedings could not reasonably be expected to have a Material Adverse Effect.
Section 6.09    Certain Subsidiaries to Join in Guaranty; Designation of Subsidiaries.
(f)    In the event that at any time after the Closing Date, any Credit Party acquires, creates or has any Domestic Subsidiary (other than an Excluded Domestic Subsidiary) that is not already a party to the Guaranty, or if any Subsidiary ceases to be an Excluded Domestic Subsidiary, the Borrower will promptly, but in any event within 45 days (or within such longer period as the Administrative Agent may agree), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (a) a Guaranty Supplement (as defined in the Guaranty), a Security Agreement Joinder (as defined in the Security Agreement), and a joinder to the Intercompany Subordination Agreement in form and substance satisfactory to the Administrative Agent, each duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Guaranty as a guarantor thereunder, the Security Agreement as a grantor thereunder and the Intercompany Subordination Agreement as a party thereto, (b) resolutions of the Board of Directors or equivalent governing body of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplements and the other Loan Documents to which such Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent and (c) all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10. In the event that any Person becomes a Foreign Subsidiary of the Borrower, and the ownership interests of such Foreign Subsidiary are owned by the Borrower or by any Domestic Subsidiary thereof, the Borrower shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10, and the Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 6.10.
(g)    If, as of any date of determination, all Immaterial Subsidiaries, together with their respective subsidiaries, account for more than 5% of Consolidated Total Assets, 5% of Consolidated EBITDA or 5% of the consolidated revenues, in each case of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters immediately preceding the date of determination, then the Borrower shall so notify the Administrative Agent, and shall, within 15 days of such notice, redesignate Immaterial Subsidiaries as Material Subsidiaries so that all Immaterial Subsidiaries and their respective Subsidiaries comply with the proviso to the definition of “Immaterial Subsidiary”.
Section 6.10    Additional Security; Real Property Matters; Further Assurances.
(d)    Additional Security. Subject to subpart (b) below and excluding the Austin Property and any Real Property owned, leased or operated in connection with the Exit Strategy Program, if at any time after the Closing Date, any Credit Party acquires, owns or holds an interest in any Real Property with a fair market value in excess of $5,000,000 (with fair market value determined at the time of acquisition and agreed to by the Administrative Agent), or any personal property in excess of $500,000, in the aggregate, that is not at the time included in the Collateral, the Borrower will promptly notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section, and the Credit Party will, or will cause such Subsidiary to, (i) within 15 Business Days following request by the Administrative Agent, grant to the

Administrative Agent for the benefit of the Secured Creditors a Lien on such personal property, and (ii) within 30 days following request by the Administrative Agent (or such later date to which the Administrative Agent may agree), grant to the Administrative Agent for the benefit of the Secured Creditors a Lien on such Real Property; in each case pursuant to the terms of such security agreements, assignments, Mortgages or other documents as the Administrative Agent deems appropriate (collectively, the “Additional Security Documents”) or a joinder in any existing Security Document. Furthermore, the Borrower or such other Credit Party shall cause to be delivered to the Administrative Agent such opinions of local counsel, corporate resolutions, a Perfection Certificate, consents of landlords, Landlord’s Agreements and other related documents as may be reasonably requested by the Administrative Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance satisfactory to the Administrative Agent.
(e)    Foreign Subsidiaries. Notwithstanding anything in subpart (a) above or elsewhere in this Agreement to the contrary, no Credit Party shall be required to (i) pledge (or cause to be pledged) more than 65% of the Equity Interests designated as voting (but it shall be required to pledge 100% of the Equity Interests designated as non-voting) in any first tier Foreign Subsidiary, (ii) pledge (or cause to be pledged) any Equity Interests in any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (iii) cause a Foreign Subsidiary to join in the Guaranty or to become a party to the Security Agreement or any other Security Document, if to do so would subject the Borrower or any of its Subsidiaries to liability for additional United States income taxes by virtue of Section 956 of the Code.
(f)    Real Property Matters. The Credit Parties shall deliver to the Administrative Agent with respect to each parcel of Real Property acquired by a Credit Party after the Closing Date, to the extent that such parcel of Real Property is to become subject to a Mortgage pursuant to Section 6.10(a) above, within 30 days after following request by the Administrative Agent pursuant to such Section 6.10(a) (or such later date to which the Administrative Agent may agree), all of the following:
(i)    an American Land Title Association (ALTA) mortgagee title insurance policy or policies, or unconditional commitments therefor (a “Title Policy”) issued by a title insurance company reasonably satisfactory to the Administrative Agent (a “Title Company”), in an amount not less than the amount reasonably required therefor by the Administrative Agent (taking into account the estimated value of the property involved), insuring fee simple title to, or a valid leasehold interest in, such Real Property vested in the applicable Credit Party and insuring that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on the respective Real Property encumbered thereby, subject only to Permitted Liens, which Title Policy (1) shall include an endorsement for mechanics’ liens, for revolving, “variable rate” and future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent, and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;
(ii)    a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date of execution of the applicable Mortgage and satisfactory in form and substance to the Administrative Agent;
(iii)    copies of all recorded documents listed as exceptions to title or otherwise referred to in the Title Policy or in such title report relating to such real Property;

(iv)    evidence, which may be in the form of a letter or other certification from the Title Company or from an insurance broker, surveyor, engineer or other provider, as to whether (1) such Real Property is a located in a flood zone (each such Real Property located in a flood zone, a “Flood Hazard Property”), and (2) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and if such Real Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;
(v)    a survey, in form and substance reasonably satisfactory to the Administrative Agent, of such Real Property, certified in a manner satisfactory to the Administrative Agent by a licensed professional surveyor reasonably satisfactory to the Administrative Agent;
(vi)    a certificate of the Borrower identifying any Phase I, Phase II or other environmental report received in draft or final form by any Credit Party (or its counsel) during the five year period prior to the date of execution of the Mortgage relating to such Real Property and/or the operations conducted therefrom, or stating that no such draft or final form reports have been requested or received by any Credit Party (or its counsel), together with true and correct copies of all such environmental reports so listed (in draft form, if not finalized); and all such environmental reports (other than such reports prepared and in final form prior to the Closing Date) shall be reasonably satisfactory in form and substance to the Administrative Agent;
(vii)    an opinion of local counsel admitted to practice in the jurisdiction in which such Real Property is located, satisfactory in form and substance to the Administrative Agent, as to the validity and effectiveness of such Mortgage as a lien on such Real Property encumbered thereby, and covering such other matters of law in connection with the execution, delivery, recording and enforcement of such Mortgage as the Administrative Agent may reasonably request; and
(viii)    upon request of the Administrative Agent, appraisals, satisfactory in form and substance to the Administrative Agent, dated not more than 120 days prior to the date of execution of each Mortgage and addressed to the Administrative Agent and the Lenders or accompanied by a separate letter indicating that the Administrative Agent and the Lenders may rely thereon, from one or more nationally recognized appraisal firms, satisfactory to the Administrative Agent, covering (i) the Real Properties, and (ii) all other tangible property, plant and equipment owned by the Borrower or any of its Subsidiaries that in the case of this clause (ii) is reasonably estimated to be valued greater than $500,000, that is to be subjected to the Lien of the Security Agreement and is located at any plant or facility owned or leased by the Borrower or any of its Subsidiaries in the United States of America, which appraisals shall set forth (A) the “fair market value” of such property (i.e., the amount at which such property would equitably exchange between a willing buyer and a willing seller, neither being under a compulsion and both having reasonable knowledge of all relevant facts on the premise that such property will continue in its present use as part of an ongoing business enterprise), (B) the “orderly disposal value” of such property (i.e., the amount that may be realized through a forced sale disposal of such property when a reasonable time to find a buyer is allowed), and (C) the “forced liquidation value” of such property (i.e., the amount that may be realized through an immediate forced sale disposal of such property), in each case as determined in accordance with sound appraisal standards.
(g)    Taxes. The Credit Parties shall pay or caused to be paid all costs and expenses payable in connection with all of the actions set forth in Section 6.10(c), including but not limited to (A) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement, the execution and delivery of the Notes, any Mortgage or any of the other Loan Documents or the recording of any of the same or any other documents related thereto; and (B) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Mortgages or any other Loan Documents or any other related documents in the appropriate public records.
(h)    Landlord/Mortgagee/Bailee Waivers. The Credit Parties will use commercially reasonable efforts to obtain, and will maintain in effect, Landlord’s Agreements on any Real Property (i) that functions as the chief executive office for any Credit Party or (ii) at which material books and records of any Credit Party are located, in each case in form and substance acceptable to the Administrative Agent.
(i)    Federal Assignment of Claims Act. The Credit Parties will upon the request of the Administrative Agent, execute, deliver and maintain in effect such documentation as may be required by the Administrative Agent to comply with the Federal Assignment of Claims Act or any analogous state law; and the Credit Parties shall take such actions as may be required by the Administrative Agent to file such documentation with the appropriate Governmental Authorities.
(j)    Further Assurances. The Credit Parties will, and will cause each of their respective Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require. If at any time the Administrative Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand.
Section 6.11    Principal Depository. The Borrower will maintain accounts with Citizens such that Citizens is the principal depository and disbursement bank for the Borrower and its Subsidiaries, including for the maintenance of all primary business, cash management, operating and administrative deposit accounts. For the avoidance of doubt, this Section shall not prohibit the Borrower and its Subsidiaries from maintaining certain non-primary accounts with other Lenders, provided that Citizens acts at all times as the principal depository and disbursement bank for the Borrower and its Subsidiaries as set forth in this Section 6.11.
Section 6.12    Control Agreements. From and after the date that is 120 days after the Closing Date, the Credit Parties will enter into, and will at all times thereafter maintain in effect, Control Agreements with respect to each Deposit Account (excluding (a) Deposit Accounts held at any Lender, (b) Deposit Accounts with no more than a $50,000 balance individually and $250,000 in the aggregate at any given time, (c) any payroll account so long as such payroll account is a zero balance account, (d) any Deposit Account held for the joint benefit of the Borrower and a Person other than the Borrower or a Subsidiary of the Borrower, that holds only funds and assets of Persons other than the Borrower and its Subsidiaries, and which cannot be pledged under applicable law or related contracts, and (e) any escrow account established in connection with any Exit Strategy contracts and holding only funds and assets of Persons other than the Borrower and its Subsidiaries (or funds of the Borrower or its Subsidiaries, that were deposited in such account by a Person other than the Borrower and its Subsidiaries, that are to be released to the Borrower from escrow pursuant to the related escrow agreement but have yet to be transferred to the Borrower or one of its Subsidiaries) and which cannot be pledged under applicable law or related contracts), Securities Account, Commodity

Account and lock-box account maintained by the Credit Parties on and after the Closing Date. Each such Control Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.
Section 6.13    Senior Debt. The Obligations shall, and the Credit Parties shall take all necessary action to ensure that the Obligations shall, at all times rank (a) at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior secured Indebtedness of the Credit Parties and (b) prior in right of payment, to the extent set forth in any applicable subordination agreement, to any Subordinated Indebtedness.
Section 6.14    Subordination. Each Credit Party shall cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates (other than, in the case of management of the Credit Parties, payroll obligations and unsecured Indebtedness in an aggregate principal amount of less than $500,000) to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Administrative Agent and the Lenders in accordance with the Intercompany Subordination Agreement or another subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
Section 6.15    Lender Meetings. The Credit Parties will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.
Section 6.16    Use of Proceeds. The Credit Parties will use the proceeds of all Loans and LC Issuances in accordance with Section 5.06(a) and not in contravention of any law or any Loan Document.
Section 6.17    Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws. Without limitation of the covenants contained in Section 6.07, the Credit Parties will, and will cause their Subsidiaries to, conduct their respective businesses in compliance with, and shall comply with the laws, regulations and executive orders referred to in Section 5.23.
Section 6.18    Post Closing Matters. The Borrower and each of the Credit Parties, as applicable, will execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case, within the time limits specified therein.
ARTICLE VII.

NEGATIVE COVENANTS
The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full as follows:
Section 7.01    Changes in Business. No Credit Party will, nor will it permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Credit Parties and its Subsidiaries on the Closing Date and any other business reasonably related thereto.
Section 7.02    Consolidation, Merger, Acquisitions, Asset Sales, etc. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) make or otherwise effect any Acquisition, or (iv) make or otherwise effect any Asset Sale, except that, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, each of the following shall be permitted:
(k)    the merger, consolidation or amalgamation of (i) any Subsidiary of the Borrower with or into the Borrower, provided the Borrower is the surviving or continuing or resulting corporation; (ii) any Subsidiary of the Borrower with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (iii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor with or into any other wholly-owned Subsidiary of the Borrower that is not a Subsidiary Guarantor;
(l)    any Asset Sale by (i) the Borrower or any Subsidiary to any Credit Party or (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor to any other wholly-owned Subsidiary of the Borrower that is not a Subsidiary Guarantor;
(m)    any transaction permitted pursuant to Section 7.05;
(n)    in addition to any Asset Sale permitted above, the Borrower or any of its Subsidiaries may consummate any Asset Sale, provided that (i) the consideration for each such Asset Sale represents fair value and at least 90% of such consideration consists of cash; (ii) in the case of any Asset Sale involving consideration in excess of $2,000,000, at least five Business Days prior to the date of completion of such Asset Sale, the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction (including on a Pro Forma Basis); and (iii) the aggregate consideration for all such Asset Sales made pursuant to this subpart during any fiscal year of the Borrower shall not exceed $10,000,000 in any fiscal year and $20,000,000 in the aggregate for all such Asset Sales over the life of this Agreement excluding, in each case under this clause (iii), consideration for any Asset Sale constituting the disposition of CAH;
(o)    the Borrower or any Subsidiary may make the Closing Date Acquisition and any Acquisition that is a Permitted Acquisition, provided that (i) all of the conditions contained in the definition of the term “Permitted Acquisition” are satisfied, and (ii) any Indebtedness assumed in connection therewith is permitted by Section 7.04(h) hereof; and
(p)    any Immaterial Subsidiary (i) may voluntarily liquidate or dissolve, or (ii) may merge with or into the Borrower or another Credit Party provided that the Borrower or such Credit Party, as applicable, shall be the continuing or surviving Person.
Section 7.03    Liens. No Credit Party will, nor will any Credit Party permit its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Credit Party or such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:
(g)    any Standard Permitted Lien;
(h)    Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto;

(i)    Liens (i) that are placed upon fixed or capital assets acquired, constructed or improved by the Credit Parties or any of their respective Subsidiaries, provided that (A) such Liens only secure Indebtedness permitted by Section 7.04(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Credit Parties or any of their respective Subsidiaries; or (ii) that arise out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; or
(j)    any Lien granted to the Administrative Agent under the Loan Documents.
Section 7.04    Indebtedness. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Credit Parties or any of their respective Subsidiaries, except:
(e)    Indebtedness incurred under this Agreement and the other Loan Documents;
(f)    the Indebtedness set forth on Schedule 7.04 hereto, and any Permitted Refinancing thereof;
(g)    (i) Indebtedness consisting of Capitalized Lease Obligations of the Credit Parties and their Subsidiaries, (ii) Indebtedness secured by a Lien referred to in Section 7.03(c), and (iii) any Permitted Refinancing thereof, provided the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of Indebtedness permitted by this subpart (c) shall not exceed $10,000,000 at any time;
(h)    Indebtedness constituting Permitted Foreign Subsidiary Loans and Investments;
(i)    any intercompany loans (i) made by the Borrower or any Subsidiary of the Borrower to any Credit Party; or (ii) made by any Subsidiary of the Borrower that is not a Subsidiary Guarantor to any other wholly-owned Subsidiary of the Borrower that is not a Subsidiary Guarantor, provided that such intercompany loans are subject to the Intercompany Subordination Agreement;
(j)    Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;
(k)    Indebtedness constituting Guaranty Obligations permitted by Section 7.05;
(l)    Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof in a transaction permitted hereunder in an aggregate principal amount not to exceed $10,000,000; provided that such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower and was not incurred solely in contemplation of such Person’s becoming a Subsidiary of the Borrower); and
(m)    additional unsecured Indebtedness of the Borrower or any of its Subsidiaries to the extent not permitted by any of the foregoing clauses, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed $5,000,000 at any time.
Section 7.05    Investments and Guaranty Obligations. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:

(g)    Investments by the Borrower or any of its Subsidiaries in cash and Cash Equivalents;
(h)    any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;
(i)    the Borrower and its Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(j)    any Permitted Creditor Investment;
(k)    loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided the aggregate outstanding amount of all such loans and advances shall not exceed $2,000,000 at any time;
(l)    Investments existing as of the Closing Date and described on Schedule 7.05 hereto;
(m)    any Guaranty Obligations of the Credit Parties or any of their respective Subsidiaries in favor of the Administrative Agent, the LC Issuers and the Lenders and any other benefited creditors under any Designated Hedge Agreements pursuant to the Loan Documents;
(n)    Investments of the Borrower and its Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement;
(o)    Investments (i) existing as of the Closing Date of the Borrower or any of its Subsidiaries in any Subsidiary, (ii) in any Credit Party made after the Closing Date, (iii) constituting Permitted Foreign Subsidiary Loans and Investments, (iv) by the Borrower in CAH made after the Closing Date, so long as the aggregate amount of all such investments in CAH by the Borrower does not, at any time, exceed $3,000,000, and (vi) of any Subsidiary of the Borrower that is not a Subsidiary Guarantor in any other wholly-owned Subsidiary of the Borrower that is not a Subsidiary Guarantor;
(p)    intercompany loans and advances permitted by Section 7.04(e);
(q)    the Acquisitions permitted by Section 7.02(e);
(r)    any Guaranty Obligation incurred by any Credit Party with respect to Indebtedness of another Credit Party that is permitted by Section 7.04; provided that any such Guaranty Obligation must be limited in recourse to the guarantor thereunder to the same extent, if any, that the Indebtedness so guarantied is limited in recourse to the primary obligor thereunder;
(s)    the Closing Date Acquisition; and
(t)    other Investments by the Borrower or any Subsidiary of the Borrower in any other Person (other than the Borrower or any of its Subsidiaries) made after the Closing Date and not permitted pursuant to the foregoing subparts, provided that (i) at the time of making any such Investment no Default or Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of all such Investments that are so made pursuant to this subpart and outstanding at any time shall not exceed an aggregate of $5,000,000, taking into account the repayment of any loans or advances comprising such Investments.

Section 7.06    Restricted Payments. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(e)    the Borrower or any of its Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights solely to acquire additional shares of its common stock);
(f)    (i) any Subsidiary of the Borrower may declare and pay or make Capital Distributions to the Borrower or any Subsidiary Guarantor, and (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may declare and pay or make Capital Distributions to (A) any holder of its Equity Interests, ratably in accordance with their respective holdings of the type of Equity Interest in respect of which such Capital Distribution is being made, (B) the Borrower, or (C) any Subsidiary Guarantor; provided that, in the case of the foregoing clause (A), (i) no Default or Event of Default shall have occurred and be continuing at the time of, or result from, such Capital Distributions, including on a Pro Forma Basis, and (ii) the aggregate amount of Capital Distributions during the term of the Credit Facility to Persons other than the Borrower and its wholly-owned Subsidiaries, together with Cash Dividends made in reliance upon subsection (c) below, shall not exceed $10,000,000;
(g)    the Borrower may declare and pay or make Cash Dividends, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Cash Dividend, and (iii) the aggregate amount of all Cash Dividends made by the Borrower during the term of the Credit Facility, together with Capital Distributions to Persons other than the Borrower and its wholly-owned Subsidiaries made in reliance upon subsection (b)(i) above, shall not exceed $10,000,000;
(h)    the Borrower may make Restricted Payments in respect of scheduled payments of principal and interest of Subordinated Indebtedness permitted under Section 7.04 provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower will be in compliance with the financial covenants set forth in Section 7.07 after giving pro forma effect to each such Restricted Payment, and (iii) after giving effect to any such Restricted Payment in respect of Subordinated Indebtedness, the sum of the Borrower’s cash, Cash Equivalents and Revolving Availability shall be not less than $10,000,000; and
(i)    The Borrower may enter into Permitted Refinancings of Subordinated Debt and Material Indebtedness, so long as the Refinancing Indebtedness in respect thereof is permitted under Section 7.04.
Section 7.07    Financial Covenants.
(j)    Leverage Ratio. The Credit Parties will not permit at any time the Leverage Ratio to be greater than 3.00 to 1.00, measured on the last day of each fiscal quarter of the Borrower and its Subsidiaries.
(k)    Fixed Charge Coverage Ratio. The Credit Parties will not permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00, measured on the last day of each fiscal quarter of the Borrower and its Subsidiaries.
Section 7.08    Limitation on Certain Restrictive Agreements. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any of their respective

Subsidiaries to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Credit Party or any such Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by any Credit Party or any Subsidiary, or pay any Indebtedness owed to any Credit Party or any Subsidiary, or to make loans or advances to any Credit Party or any Subsidiary, or transfer any of its property or assets to any Credit Party or any Subsidiary, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) in the case of clause (b) above only, customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) in the case of clause (b) above only, customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) in the case of clause (b) above only, customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.03(c), (vi) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Credit Party permitted pursuant to Section 7.04, (vii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to Section 7.04, (viii) in the case of clause (b) above only, any document relating to Indebtedness secured by a Lien permitted by Section 7.03, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (ix) in the case of clause (b) above only, any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person.
Section 7.09    Transactions with Affiliates. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than pursuant to the reasonable requirements of such Credit Party’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate.
Section 7.10    Plan Terminations, Minimum Funding, etc. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries to, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Credit Parties, their Subsidiaries or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount that is equal to 5% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions that present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Credit Parties, their Subsidiaries or ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan, or (iv) incur an obligation to contribute to, or become a contributing sponsor (as such term is defined in Section 4001 of ERISA) in, any Multi-Employer Plan or Multiple Employer Plan.
Section 7.11    Modification of Certain Agreements. Without the prior written consent of the Required Lenders, no Credit Party will amend, modify, supplement, waive or otherwise change, or consent or agree to any amendment, modification, supplement, waiver or other change to, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:
(h)    any Subordinated Debt Document (other than any amendment, modification, supplement, waiver or other change for which no fee in excess of $10,000 is payable to the holders of the Subordinated Indebtedness and that (i) extends the maturity or reduces the amount of any repayment, prepayment or redemption of the principal of such Subordinated Indebtedness, (ii)  reduces the rate or extends any date for payment of interest, premium (if any) or fees payable on such Subordinated Indebtedness or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents less restrictive on any applicable Credit Party);
(i)    any of the terms of any preferred Equity Interests of the Credit Parties (other than any such amendment, modification, supplement, waiver or other change for which no fee is payable to the holders of such preferred stock and that (i)  extends the scheduled redemption date or reduces the amount of any scheduled redemption payment or (ii)  reduces the rate or extend any date for payment of dividends thereon);
(j)    any of the terms of any Acquisition Document in any manner that could reasonably be deemed to be materially adverse to the Lenders;
(k)    any of the terms of any Master Purchase Agreement in any manner materially adverse to the Lenders; or
(l)    any Credit Party’s Organizational Documents in any manner that could reasonably be deemed to be materially adverse to the Lenders.
Section 7.12    Accounts. No Credit Party shall establish any new Securities Accounts or any new Deposit Accounts (other than Deposit Accounts expressly excluded pursuant to the terms of Section 6.12 hereof) unless, if the Administrative Agent shall so request, the Administrative Agent and the financial institution at which the account is to be opened enter into a Control Agreement pursuant to which such institution acknowledges the security interest of the Administrative Agent in such Securities Account or Deposit Account, agrees to comply with instructions originated by the Administrative Agent directing disposition of the funds in the Securities Account or Deposit Account without further consent from the Borrower or such Credit Party, and agrees to subordinate and limit any security interest the financial institution may have in the Securities Account or Deposit Account and waive all rights of set-off with respect thereto (other than for customary fees and expenses) on terms satisfactory to the Administrative Agent.
Section 7.13    Anti-Terrorism Laws. No Credit Party nor any of their respective Subsidiaries shall be subject to or in violation of any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act and any other law, regulation or executive order referred to in Section 5.23) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits any Lender or any LC Issuer from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower or any other Credit Party.
Section 7.14    Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year end from June 30.
ARTICLE VIII.

EVENTS OF DEFAULT
Section 8.01    Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):
(q)    Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of the Loans or any reimbursement obligation in respect of any

Unpaid Drawing; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, any Fees or any other Obligations; or (iii) fail to Cash Collateralize any Letter of Credit when required to do so hereunder; or
(r)    Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (without duplication as to any materiality modifiers, qualifications, or limitations applicable thereto) on the date as of which made, deemed made, or confirmed; or
(s)    Certain Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.05 (with respect to corporate existence of a Credit Party or Material Subsidiary), 6.09, 6.10, 6.11, 6.12 or 6.18 or Article VII of this Agreement; or
(t)    Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a) or (b) or (c) above) and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party knows of such default or (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders; or
(u)    Cross Default Under Other Agreements; Hedge Agreements: any Credit Party or any of its Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance or performance shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of any Credit Party or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Hedge Agreement or any other agreement or instrument relating thereto; or
(v)    Invalidity of Loan Documents: any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(w)    Invalidity of Liens: any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect with respect to any material portion of Collateral (other than in accordance with the terms hereof and thereof), or shall cease to give the Administrative Agent, for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, the Collateral thereunder (except as otherwise expressly provided in such Security Document)) or shall be asserted by any Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on a material portion of the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to (i) maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or (ii) file Uniform Commercial Code continuation statements or other equivalent filings;
(x)    Judgments: (i) one or more judgments, orders or decrees shall be entered against any Credit Party and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance as to which the carrier has not effectively disclaimed coverage) of $5,000,000 or more in the aggregate for all such judgments, orders and decrees for the Credit Parties and their Subsidiaries, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against any Credit Party and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $5,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or
(y)    Insolvency Event: any Insolvency Event shall occur with respect to any Credit Party or any of its Subsidiaries (other than Immaterial Subsidiaries); or
(z)    ERISA: any ERISA Event shall have occurred and either (i) such event or events could reasonably be expected to have a Material Adverse Effect or (ii) there shall result from any such event or events the imposition of a Lien; or
(aa)    Change of Control: if there occurs a Change of Control; or
(bb)    Cessation of Business: any cessation of a substantial part of the business of any Credit Party for a period that could reasonably be expected to have a Material Adverse Effect; or
(cc)    Environmental: the Borrower and its Subsidiaries shall have any Environmental Liabilities and Costs (other than Environmental Liabilities and Costs covered by insurance, as to which the carrier has not effectively disclaimed coverage), the payment of which is reasonably probable and which could reasonably be expected to have a Material Adverse Effect (after taking into consideration available claims or rights of recovery that the Borrower and its Subsidiaries may have against any third-party, to the extent reasonably expected to be realized); or
(dd)    Subordinated Affiliate Obligations: any Credit Party, or any Affiliate of the Borrower of any of its Subsidiaries holding obligations of any Credit Party that are subordinated to the Obligations, shall fail to perform or comply with, or shall assert the invalidity or unenforceability of, any of the subordination provisions of any subordination agreement or other subordination document evidencing or governing such obligations; or
(ee)    Uninsured Loss: any uninsured damage to, or loss, theft or destruction of, any assets of the Credit Parties or any of their Subsidiaries shall occur that is in excess of $5,000,000 (excluding customary deductible thresholds established in accordance with historical past practices); or

(ff)    Guarantees: the obligations of any Guarantor under the Security Documents is limited or terminated by operation of law or by such Guarantor.
Section 8.02    Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:
(k)    declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;
(l)    declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreement or Designated Banking Services Agreement) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
(m)    (i) terminate any Letter of Credit that may be terminated in accordance with its terms and/or (ii) require the Borrower to Cash Collateralize all or any portion of the LC Outstandings; or
(n)    exercise any other right or remedy available under any of the Loan Documents or applicable law;
provided that, if an Event of Default specified in Section 8.01(i) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and/or (c)(ii) above shall occur automatically without the giving of any such notice.
Section 8.03    Application of Certain Payments and Proceeds. All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:
(i)    first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;
(ii)    second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender or the LC Issuers, ratably among them in proportion to the aggregate of all such amounts;
(iii)    third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;
(iv)    fourth, pro rata to the payment of (A) that portion of the Obligations constituting unpaid principal of the Loans and Unpaid Drawings, ratably among the Lenders and the LC Issuers in proportion to the aggregate of all such amounts, (B) the amounts then owing to Designated Banking Services Creditors under Designated Banking Services Agreements subject to confirmation by the

Administrative Agent that any calculations of other payment obligations are being made in accordance with normal industry practice, and (C) the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;
(v)    fifth, to the Administrative Agent for the benefit of the LC Issuers to Cash Collateralize the Stated Amount of outstanding Letters of Credit;
(vi)    sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, the LC Issuers, the Swingline Lender, the Lenders, the Designated Banking Services Creditors and the Designated Hedge Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date;
provided, however, that (A) with respect to any Guarantor, no proceeds of any guarantee made by such Guarantor and no proceeds of the Collateral of such Guarantor shall be applied to any Excluded Hedging Obligation of such Guarantor, and (B) after giving effect to clause (A), any remaining proceeds shall be reallocated in order to effect a ratable distribution among the Lenders, the LC Issuers, the Designated Banking Services Creditors and the Designated Hedge Creditors, as described above; and
(vii)    finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.
ARTICLE IX.

THE ADMINISTRATIVE AGENT
Section 9.01    Appointment.
(o)    Each Lender hereby irrevocably designates and appoints Citizens to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes Citizens as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or any LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Subsidiaries.
(p)    Each Lender hereby further irrevocably authorizes the Administrative Agent on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the

Guaranty, the Security Agreement, the Collateral and any other Loan Document. Subject to Section 11.12, without further written consent or authorization from Lenders, the Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented, or (ii) release any Guarantor from the Guaranty with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented.
(q)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.
Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, any Lender or any other Person and no Credit Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
Section 9.03    Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any of their respective Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Credit Party or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Credit Parties or any of their respective Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties or any of their respective Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.
Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, e-mail or other electronic transmission, facsimile transmission, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 11.12, can only be effectuated with the consent of all Required Lenders, or all applicable Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 9.06    Non-Reliance. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including, without limitation, any review of the affairs of the Credit Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Credit Parties and their Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties.
Section 9.07    No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.
Section 9.08    USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.
Section 9.09    Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Aggregate Credit Facility Exposure (excluding Swingline Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s or such Related Parties’ gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations.
Section 9.10    The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties, their respective Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.11    Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days notice to the Lenders, the LC Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the LC Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 9.12    Other Agents. Any Lender identified herein as a Lead Arranger, Arranger, Syndication Agent, Documentation Agent or any other corresponding title, other than “Administrative Agent,” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

Section 9.13    Collateral Matters. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may from time to time make such disbursements and advances (“Agent Advances”) that the Administrative Agent, in its sole discretion, reasonably deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, Letters of Credit, and other Obligations or to pay any other amount chargeable to the Borrower or the other Credit Parties pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.01. The Agent Advances shall constitute Obligations hereunder, shall be repayable within ten (10) Business Days of demand, shall be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are Base Rate Loans. The Administrative Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation of its obligations pursuant to Section 9.09, each Lender agrees that it shall make available to the Administrative Agent, upon the Administrative Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s pro rata share of each such Agent Advance. If such funds are not made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate.
Section 9.14    Agency for Perfection. The Administrative Agent and each Lender hereby appoints the Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Administrative Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions. Without limiting the generality of the foregoing, each Lender hereby appoints the Administrative Agent for the purpose of perfecting the Administrative Agent’s Liens on the Deposit Accounts or on any other deposit accounts or Securities Accounts of any Credit Party. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 9.15    Proof of Claim. The Lenders and the Borrower hereby agree that after the occurrence of an Event of Default pursuant to Section 8.01(i), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the Guarantors, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any of the Guarantors) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 9.15 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.
Section 9.16    Posting of Approved Electronic Communications.
(a)    Delivery of Communications. Each Credit Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Credit Party that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Continuation or Conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Credit Party agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(b)    Platform. Each Credit Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that (1) all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the LC Issuers and the Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Communications constitute Confidential Information, they shall be treated as set forth in Section 11.15); (3) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and the any Affiliate thereof and the Arranger shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(c)    No Warranties as to Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)    Delivery Via Platform. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.
(e)    No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 9.17    Credit Bidding. Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 thereof, at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign)

now or hereafter in effect, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.
ARTICLE X.

GUARANTY
Section 10.01    Guaranty by the Borrower. The Borrower hereby irrevocably and unconditionally guarantees, for the benefit of the Benefited Creditors, all of the following (collectively, the “Borrower Guaranteed Obligations”): (a) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any Person (other than the Borrower) under this Agreement, and (b) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Subsidiary of the Borrower under (i) any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, and (ii) any Designated Banking Services Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Banking Services Creditor, in all cases under subparts (a) or (b) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from any Subsidiary or Affiliate of the Borrower, or any other action, occurrence or circumstance whatsoever. Upon failure by any Credit Party to pay punctually any of the Borrower Guaranteed Obligations, the Borrower shall promptly on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.
Section 10.02    Additional Undertaking. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Benefited Creditors that, should any Borrower Guaranteed Obligations not be recoverable from the Borrower under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Benefited Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Loan Documents or any other applicable agreement or instrument.
Section 10.03    Guaranty Unconditional. The obligations of the Borrower under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:
(j)    any extension, renewal, settlement, compromise, waiver or release in respect to the Borrower Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;
(k)    any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Borrower Guaranteed Obligation;

(l)    any release, non-perfection or invalidity of any direct or indirect security for the Borrower Guaranteed Obligations under any agreement or instrument evidencing or relating to any Borrower Guaranteed Obligations;
(m)    any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations;
(n)    the existence of any claim, set-off or other rights that the Borrower may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(o)    any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Borrower Guaranteed Obligations; or
(p)    any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Article, constitute a legal or equitable discharge of the Borrower’s obligations under this Section other than the irrevocable payment in full of all Borrower Guaranteed Obligations.
Section 10.04    Borrower Obligations to Remain in Effect; Restoration. The Borrower’s obligations under this Article X shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Borrower Guaranteed Obligations, and all other amounts payable by the Borrower, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Borrower Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Borrower Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party, the Borrower’s obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section 10.05    Waiver of Acceptance, etc. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.
Section 10.06    Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this Section 10.06 to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.
Section 10.07    Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Borrower Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the

Borrower Guaranteed Obligations shall nonetheless be payable by the Borrower under this Article forthwith on demand by the Administrative Agent.
ARTICLE XI.

MISCELLANEOUS
Section 11.01    Payment of Expenses etc. Each Credit Party agrees to pay (or reimburse the Administrative Agent, the Lenders or their Affiliates, as the case may be) all of the following: (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Arranger in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments; (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents; (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, without limitation,  the reasonable fees and disbursements of any individual counsel to the Administrative Agent and any Lender (including, without limitation, after the occurrence of an Event of Default, the allocated costs of internal counsel); (iv) any and all present and future stamp and other similar taxes with respect to the foregoing matters, and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes; (v) all actual costs and expenses of creating and perfecting Liens in favor of the Administrative Agent, for the benefit of Secured Creditors, including filing and recording fees, expenses and amounts owed pursuant to Article III, search fees, title insurance premiums and fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent or the Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (vi) all actual costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers whether internal or external; and (vii) all actual costs and expenses (including the fees, expenses and disbursements of counsel (including allocated costs of internal counsel) and of any appraisers, consultants, advisors and agents employed or retained by the Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral.
Section 11.02    Indemnification. Each Credit Party agrees to indemnify the Administrative Agent, the Arranger, each LC Issuer, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document or any other Transaction Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it that is not in any way related to the entering into and/or performance of any Loan Document, or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Credit Parties or any of their respective Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Credit Parties or any of their respective Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against any Credit Party or any of their respective Subsidiaries, in respect of any such Real Property, including, in the case of each of (i) and (ii) above, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of any Indemnitee to the extent incurred by reason of the gross negligence, willful misconduct or bad faith of such Indemnitee, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.
Section 11.03    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each LC Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such LC Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such LC Issuer or their respective Affiliates, irrespective of whether or not such Lender, such LC Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the such LC Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section 11.03 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such LC Issuer or their respective Affiliates may have. Each Lender and each LC Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.04    Equalization.
(h)    Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swingline Loans), LC Participations, participations in Swingline Loans or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall notify the Administrative Agent and purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount. The provisions of this Section 11.04(a) shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Outstandings to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
(i)    Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.
(j)    Consent of Borrower. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 11.05    Notices.
(k)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below or in Section 9.16, herein), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows::
(i)    if to the Borrower, to it at 21 Griffin Road North, Windsor, Connecticut 06095, Attention: Thomas W. Bennet, Jr., (Facsimile No. (860) 298-6323); with a copy to
(ii)    Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110, Attention: Frank A. Segall (Facsimile No. (617) 345-3299);
(iii)    if to any other Credit Party, to it in care of the Borrower at 21 Griffin Road North, Windsor, Connecticut 06095, Attention: Thomas W. Bennet, Jr., (Facsimile No. (860) 298-6323);
(iv)    if to the Administrative Agent, to it at the Notice Office; and
(v)    if to a Lender, to it at its address (or facsimile number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.06 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;
(l)    Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below or in Section 9.16 shall be effective as provided in said subpart (c).
(m)    Electronic Communications. Notices and other communications to the Administrative Agent, any LC Issuer or any Lender hereunder and required to be delivered pursuant to Section 6.01 may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites)

pursuant to procedures approved by the Administrative Agent. The Administrative Agent and the Borrower may, in their discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.
(n)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a). Each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable laws, including United States federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
Section 11.06    Successors and Assigns.
(e)    Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.
(f)    Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee or any other Person, provided that in the case of any such participation,
(i)    the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),
(ii)    such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged,
(iii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv)    such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and

(v)    the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided, further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent (A) such participant is an Affiliate or an Approved Fund of the Lender granting the participations or (B) such amendment or waiver would (x) extend the final scheduled maturity of the date of any scheduled repayment of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (y) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and, provided still further that each participant shall be entitled to the benefits of Section 3.01 with respect to its participation as if it was a Lender, except that a participant shall (i) only deliver the forms described in Section 3.05(g) to the Lender granting it such participation and (ii) not be entitled to receive any greater payment under Section 3.01 or Section 3.05 than the applicable Lender would have been entitled to receive absent the participation except to the extent such entitlement to a greater payment arose from a Change in Law after the participant became a participant hereunder.
In the event that any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of all participants in such Loan and the principal amounts of and stated interest on the portion of such Loan that is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Assignments by Lenders.
(viii)    Any Lender may assign all, or if less than all, a fixed portion, of its Loans, LC Participations, participations in Swingline Loans and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that
(A)    except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender,

an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $5,000,000 in the case of any assignment of Revolving Loans and/or Revolving Commitments and $1,000,000, in the case of any assignment of Term Loans and/or Term Commitments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(B)    in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;
(C)    upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments; and
(D)    unless waived by the Administrative Agent, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500.
(ix)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among its Revolving Commitments and Term Loans on a non-pro rata basis.
(x)    To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(xi)    At the time of each assignment pursuant to this subpart (c), to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.05(g).
(xii)    With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent (on behalf of and acting solely for this purpose as a non-fiduciary agent of the Borrower) with respect to ownership of such Commitment and Loans, including the name and address of the Lenders and the principal amount of the Loans (and stated interest thereon). Prior to such recordation, all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for the inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
(xiii)    Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank or to any Person that extends credit to such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such other Person, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.
(xiv)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuers, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Notwithstanding anything contained herein, no Lender may assign, sell, negotiate or otherwise transfer its Loans, LC Participations, participations in Swingline Loans and/or Revolving Commitments to any Credit Party or any Subsidiary or Affiliate thereof.
(h)    No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.
(i)    Special Purpose Funding Vehicles Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may, at its sole cost and expense not to be passed on to Borrower, grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that

(i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement, and (ii) all liability for which shall remain with the Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Borrower acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.09, 2.13, 3.01, 3.02, 3.03, 3.05, 11.01, 11.02 and 11.03 shall be considered a Lender. The Borrower shall not be required to pay any amount under Sections 2.09, 2.13, 3.01, 3.02, 3.03, 3.05, 11.01, 11.02 and 11.03 that is greater than the amount that it would have been required to pay had no grant been made by a Granting Lender to a SPC.
Section 11.07    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.
Section 11.08    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO LAWS OR RULES ARE SO DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 — INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP98 RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE LAW OF THE STATE OF NEW YORK.

(b)    EACH CREDIT PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE LC ISSUERS OR THE CREDIT PARTIES IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY LC ISSUER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(c)    EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.05. EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (b) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY CREDIT PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH CREDIT PARTY HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
(d)    THE ADMINISTRATIVE AGENT, EACH LENDER, EACH LC ISSUER AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, SUCH LC ISSUER OR SUCH CREDIT PARTY IN CONNECTION THEREWITH. EACH CREDIT PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND SUCH LC ISSUER ENTERING INTO THE LOAN DOCUMENTS.
(e)    If any action or proceeding is filed in a court of the State of California by or against any party hereto or to any other Loan Document in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Sections 11.01 and 11.02, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
Section 11.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 11.10    Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement will prevail.
Section 11.11    Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 11.12    Amendment or Waiver; Acceleration by Required Lenders.
(a)    Except as otherwise set forth in this Agreement, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Borrower, the Administrative Agent, and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that
(xv)    no change, waiver or other modification shall:
(A)    increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender;
(B)    extend or postpone the Revolving Facility Termination Date, the Term Loan Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is a participant in a Letter of Credit beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender;
(C)    reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend, defer or delay the time of payment of, or excuse the payment of, principal or interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) any amendment or modification of defined terms used in financial covenants), without the written consent of such Lender;

(D)    reduce the amount of any Unpaid Drawing as to which any Lender is a participant in Letters of Credit, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates), without the written consent of such Lender; or
(E)    reduce the rate or extend the time of payment of, or excuse the payment of, any Fees to which any Lender is entitled hereunder, without the written consent of such Lender;
(xvi)    no change, waiver or other modification or termination shall, without the written consent of each Lender affected thereby,
(A)    release the Borrower from any of its obligations hereunder;
(B)    release the Borrower from all or substantially all of its guaranty obligations under Article X or release any Credit Party from the Guaranty, except, in the case of a Subsidiary Guarantor, in connection with a disposition of all Equity Interests of such Subsidiary Guarantor in a transaction permitted under this Agreement;
(C)    release all or substantially all of the Collateral;
(D)    amend, modify or waive any provision of this Section 11.12, Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;
(E)    reduce the percentage specified in, or otherwise modify, the definition of Required Lenders;
(F)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; or
(G)    amend, modify or waive any provision of Section 2.06(b), Section 2.13(b) or Section 2.13(e), and
(xvii)    no change, waiver or other modification or termination, shall, without the written consent of Lenders representing 50% of the Total Revolving Commitments at such time, amend, modify or waive any of the conditions precedent set forth in Section 4.02.
Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made.
(b)    No provision of Section 2.04 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of the LC Issuers.
(c)    No provision of Article IX may be amended without the consent of the Administrative Agent and no provision of Section 2.04 may be amended without the consent of the Swingline Lender.

(d)    To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.02, (i) such Collateral (but not any proceeds thereof) shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the Equity Interests of a Subsidiary that is a party to the Guaranty or whose Equity Interests are pledged pursuant to the Security Agreement, such Equity Interests (but not any proceeds thereof) shall be released from the Security Agreement and such Subsidiary shall be released from the Guaranty; and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to effectuate the foregoing.
(e)    In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders.  Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Credit Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, uniform commercial code sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 11.12(e) or elsewhere herein, each Lender shall be authorized to take such action to preserve or enforce its rights against any Credit Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Credit Party, including the filing of proofs of claim in any insolvency proceeding.
(f)    Notwithstanding anything to the contrary contained in this Section 11.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries of the Borrower in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
(g)    If, in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provisions hereof as contemplated by this Section 11.12 that requires the consent of a greater percentage of the Lenders than the Required Lenders, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 3.04 and any amounts accrued and owing to such Lender under Section 3.01(a), 3.01(b), 3.03 and 3.05), and (C) such Eligible Assignee shall consent at the time of such assignment to each matter in respect of which such Non-Consenting Lender did not consent. Each Lender agrees that, if it becomes a Non-Consenting Lender and is being replaced in accordance with this Section 11.12(g), it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment and shall deliver to the Administrative Agent any Notes previously delivered to such Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 11.13    Survival of Indemnities. All indemnities set forth herein including, without limitation, in Article III, Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.
Section 11.14    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01, 3.02 or 3.03 resulting from any such transfer (other than a transfer pursuant to Section 3.06) to the extent not otherwise applicable to such Lender prior to such transfer.
Section 11.15    Confidentiality.
(a)    Each of the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any actual or prospective direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s Related Parties), so long as such contractual counterparty (or such Related Party) agrees to be bound by the provisions of this Section, (3) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (5) to any other party to this Agreement, (6) to any other creditor of any Credit Party that is a direct or intended beneficiary of any of the Loan Documents, (7) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee or participant in, any of its rights or obligations under this Agreement, or in connection with transactions permitted pursuant to Section 11.06(c)(vi) or Section 11.06(e), (9) with the consent of the Borrower, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 11.15, or (ii) becomes available to the Administrative Agent, any LC Issuer, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section 11.15. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Commitments.
(b)    As used in this Section, “Confidential Information” shall mean all information received from the Borrower or any of its Subsidiaries or relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided, however, that, in the case of information received from the Borrower or its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential.
(c)    Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.
(d)    Each of the Administrative Agent, the Lenders and the LC Issuers acknowledges that (i) the Confidential Information may include material non-public information concerning a Credit Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable laws, including United States federal and state securities laws.
Section 11.16    Limitations on Liability of the LC Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the LC Issuers nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against each LC Issuer, and each LC Issuer shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such LC Issuer’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such LC Issuer’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.
Section 11.17    General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent, any LC Issuer or any other Person against the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this

Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, the Administrative Agent and each LC Issuer hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.
Section 11.18    No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.
Section 11.19    Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the LC Issuers and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, the LC Issuers and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
Section 11.20    Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.
Section 11.21    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.22    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

Section 11.23    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.
Section 11.24    USA Patriot Act. The Administrative Agent and the Lenders subject to the USA Patriot Act hereby notifies the Borrower and the other Credit Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Administrative Agent and each Lender subject to the USA Patriot Act to identify each Credit Party in accordance with the USA Patriot Act. The Borrower and the Credit Parties agree to, promptly following a request by the Lender, provide all such other documentation and information that the Administrative Agent and each Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
Section 11.25    Advertising and Publicity. No Credit Party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Lenders pursuant to this Agreement and the other Loan Documents without the prior written consent of the Administrative Agent. Nothing in the foregoing shall be construed to prohibit any Credit Party from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that, (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Borrower shall promptly notify the Administrative Agent of the requirement to make such submission or filing and provide the Administrative Agent with a copy thereof.
Section 11.26    Release of Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction permitted by any Loan Document or that has been consented to in accordance with the terms hereof or (ii) under the circumstances described in the next succeeding sentence. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged (other than obligations in respect of Designated Hedge Agreements, Designed Banking Services Agreements, contingent indemnity obligations and obligations in respect of Letters of Credit that have been Cash Collateralized) and the obligations of the Administrative Agent and the Lenders to provide additional credit under the Loan Documents have been terminated irrevocably, and the Credit Parties have delivered to the Administrative Agent a written release of all claims against the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent, the Administrative Agent will, at the Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, and other similar discharge or release documents

(and, if applicable, in recordable form) as are necessary or advisable to release, as of record, the Administrative Agent’s Liens and all notices of security interests and liens previously filed by the Administrative Agent with respect to the Obligations.
Section 11.27    Payments Set Aside. To the extent that any Secured Creditor receives a payment from or on behalf of the Borrower or any other Credit Party, from the proceeds of any Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

TRC COMPANIES, INC., as the Borrower By: /s/ Martin H. Dodd Name: Martin H. Dodd Title: Senior Vice President and General Counsel

[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., as a Lender, an LC Issuer, the Swingline Lender and as the Administrative Agent By: /s/ Marc J. Lubelczyk Name: Marc J. Lubelczyk Title: Senior Vice President

[Signature Page to Credit Agreement]

BMO HARRIS BANK, N.A., as a Lender and an LC Issuer By: /s/ Michael Gift Name: Michael Gift Title: Vice President

[Signature Page to Credit Agreement]

KEYBANK, N.A., as a Lender By: /s/ J.E. Hall Name: J.E Hall Title: Senior Banker

[Signature Page to Credit Agreement]

PEOPLE'S UNITED BANK, N.A., as a Lender By: /s/ Carol A. Hamilton Name: Carol A. Hamilton Title: Senior Vice President

[Signature Page to Credit Agreement]

SANTANDER BANK, N.A., as a Lender By: /s/ Mitchell B. Feldman Name: Mitchell B. Feldman Title: Senior Vice President

[Signature Page to Credit Agreement]

MIDDLESEX SAVINGS BANK, as a Lender By: /s/ Deborah A. Colony Name: Deborah A. Colony Title: Vice President

[Signature Page to Credit Agreement]

EASTERN BANK, as a Lender By: /s/ Daniel C. Field Name: Daniel C. Field Title: Senior Vice President

[Signature Page to Credit Agreement]

WEBSTER BANK, N.A., as a Lender By: /s/ Ann M. Meade Name: Ann M. Meade Title: Senior Vice President

[Signature Page to Credit Agreement]

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage as of the Closing Date	Term Commitment	Term Loan Facility Percentage as of the Closing Date
Citizens Bank, N.A.	$22,857,142.87	22.85714286%	$17,142,857.13	22.85714286%
BMO Harris Bank N.A.	$17,142,857.14	17.14285714%	$12,857,142.86	17.14285714%
KeyBank, N.A.	$17,142,857.14	17.14285714%	$12,857,142.86	17.14285714%
People’s United Bank, N.A.	$12,000,000.00	12.00000000%	$9,000,000.00	12.00000000%
Santander Bank, N.A.	$12,000,000.00	12.00000000%	$9,000,000.00	12.00000000%
Middlesex Savings Bank	$7,428,571.43	7.42857143%	$5,571,428.57	7.42857143%
Eastern Bank	$5,714,285.71	5.71428571%	$4,285,714.29	5.71428571%
Webster Bank, N.A.	$5,714,285.71	5.71428571%	$4,285,714.29	5.71428571%
Total:	$100,000,000	100.0%	$75,000,000	$100.0%

EXHIBIT A-1

REVOLVING FACILITY NOTE

_______________, 20__

FOR VALUE RECEIVED, the undersigned TRC COMPANIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [_______________________] and its registered assigns (the “Lender”) the principal amount of such Lender’s Revolving Commitment (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) under the Credit Agreement or, if less, the then unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.
This Revolving Facility Note is one of the Notes referred to in the Credit Agreement, dated as of November 30, 2015, among the Borrower, the lenders from time to time party thereto (including the Lender), Citizens Bank, N.A., as the Administrative Agent and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Revolving Facility Note is subject to mandatory prepayment prior to the Revolving Facility Termination Date, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS REVOLVING FACILITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
[Signature Page Follows]

Ex. A-1
1

TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. A-1
2

EXHIBIT A-2

SWINGLINE NOTE
_______________, 20__

FOR VALUE RECEIVED, the undersigned TRC COMPANIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to CITIZENS BANK, N.A. (the “Swingline Lender”) the principal amount of the Swingline Lender’s Swingline Commitment (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) under the Credit Agreement or, if less, the then unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office, on the [earlier of the Revolving Facility Termination Date and the 10th Business Day after the date hereof (the “Swingline Loan Maturity Date”)].
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Swingline Loan made by the Swingline Lender from the date of such Swingline Loan until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.
This Swingline Note is one of the Notes referred to in the Credit Agreement, dated as of November 30, 2015, among the Borrower, the lenders from time to time party thereto (including the Swingline Lender), Citizens Bank, N.A., as the Administrative Agent and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Swingline Note is subject to mandatory prepayment prior to the date set forth in the Credit Agreement applicable to each Swingline Loan, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Swingline Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Swingline Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS SWINGLINE NOTE SHALL BE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SWINGLINE NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature Page Follows]

A-2

TRC COMPANIES, INC. By:______________________________________ Name: Title:

A-2

EXHIBIT A-3

TERM NOTE

_______________, 20__

FOR VALUE RECEIVED, the undersigned TRC COMPANIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to [______________] and its registered assigns (the “Lender”) the principal amount of such Lender’s Term Commitment (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) under the Credit Agreement or, if less, the then unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Term Loan Maturity Date.
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Term Loan made by the Lender from the date of such Term Loan until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.
This Term Note is one of the Notes referred to in the Credit Agreement, dated as of November 30, 2015, among the Borrower, the lenders from time to time party thereto (including the Lender), Citizens Bank, N.A., as the Administrative Agent, and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, the principal amount of this Term Note shall be repaid in accordance with the Credit Agreement and this Term Note is subject to mandatory prepayment prior to the Term Loan Maturity Date, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Term Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Term Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS TERM NOTE, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE UNDERSIGNED IN CONNECTION THEREWITH.
[Signature Page Follows]

A-2

TRC COMPANIES, INC. By:______________________________________ Name: Title:

A-2

EXHIBIT B-1

NOTICE OF BORROWING

________________, 20___

Citizens Bank, N.A., as Administrative Agent 28 State Street Boston, MA 02109 Attention: Harriette Batson
Re:    Notice of Borrowing
Ladies and Gentlemen:
The undersigned, TRC Companies, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of November 30, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto, Citizens Bank, N.A., as the Administrative Agent, and the other parties thereto and hereby gives you notice, irrevocably, pursuant to Section 2.05(b) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection therewith sets forth on Annex 1 hereto the information relating to each such Borrowing (collectively the “Proposed Borrowing”) as required by Section 2.05(b) of the Credit Agreement.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(A)    the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects), before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and
(B)    no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

Very truly yours,
TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. B-1
1

Annex 1
to
Notice of Borrowing
_____________________________________________________________________________________

1.	The Proposed Borrowing consists of a Borrowing of [Revolving] [Term] [Swingline] Loans[1]
2.    The Business Day of the Proposed Borrowing is [________________].

3.	The Type of Loan comprising the Proposed Borrowing is a [Base Rate Loan] [Eurodollar Loan].[2]
4.    The amount of the Loan is $[_____________].

5.	[The Interest Period for the Eurodollar Loan is: [___________].]

6.	[The maturity date for the Swingline Loan is: [___________].][3]

1 Repeat for each Class being borrowed on the date hereof.
2 Swingline Loans may only be made as Base Rate Loans.
3 Calculated in accordance with Section 2.02(b)(ii) of the Credit Agreement.

Ex. B-1
2

EXHIBIT B-2

NOTICE OF CONTINUATION OR CONVERSION

________________, 20____

Citizens Bank, N.A., as Administrative Agent 28 State Street Boston, MA 02109 Attention: Harriette Batson

Re:    Notice of Continuation or Conversion
Ladies and Gentlemen:
The undersigned, TRC Companies, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of November 30, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto, and Citizens Bank, N.A., as the Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.09(b) of the Credit Agreement, that the undersigned hereby requests one or more Continuations or Conversions of Loans, consisting of one Type of Loan, pursuant to Section 2.09(b) of the Credit Agreement, and in that connection therewith has set forth on Annex 1 hereto the information required pursuant to such Section 2.09(b) of the Credit Agreement relating to each such Continuation or Conversion.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Continuation or Conversion:
(A)    the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects), before and after giving effect to the Continuation or Conversion, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and
(B)    no Default or Event of Default has occurred and is continuing, or would result from such Continuation or Conversion.

Very truly yours,
TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. B-2
1

Annex 1
to
Notice of Continuation or Conversion
_____________________________________________________________________________________

1.	The Class[es] of Loan[s] to be [Continued] [Converted] [is a] [are] [Term Loans[s]][Revolving Loan[s]][Swingline Loan[s]].

2.	The Type[s] of Loan[s] to be [Continued] [Converted] [is a] [are] [Eurodollar Loan[s]][Base Rate Loan[s]].

3.	The date on which the [respective] Loan to be [Continued] [Converted] was made is [set forth below opposite such Loan]:

(a)	[Eurodollar Loan: $___________.]
(b)    [Base Rate Loan: $___________.]

4.	The Business Day on which the [respective] Loan is to be [Continued] [Converted] is [set forth below opposite such Loan]:

(a)	[Eurodollar Loan: $___________.]
(b)    [Base Rate Loan: $___________.]

5.	The Aggregate amount of [the] [each] Loan is [as follows]:

(a)	[Eurodollar Loan: $___________.]
(b)    [Base Rate Loan: $___________.]

6.	[[The [new] Interest Period for the [respective] Eurodollar Loan is [set forth opposite such Eurodollar Loan]]:

(a)	[Eurodollar Loan: ___________.]

[7.	The Type of Loan into which the [respective] Loan[s] [is] [are] to be Converted is [set forth below opposite such Loan]:]

(a)	[Eurodollar Loan: ___________.]
(b)    [Base Rate Loan: ___________.]

Ex. B-2
2

EXHIBIT B-3

LC REQUEST

________________, 20____

Citizens Bank, N.A., as Administrative Agent 28 State Street Boston, MA 02109 Attention: Harriette Batson
Ladies and Gentlemen:
The undersigned, TRC Companies, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of November 30, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto, Citizens Bank, N.A., as the Administrative Agent, and the other parties thereto.
Pursuant to Section 2.03(b) of the Credit Agreement, the undersigned hereby requests that [Citizens Bank, N.A.][BMO Harris Bank N.A.], as an LC Issuer, issue a Letter of Credit on [          , 20__] (the “Date of Issuance”) in the aggregate face amount of [$_____________], for the account of ____________________.
The beneficiary of the requested Letter of Credit will be __________, and such Letter of Credit will be in support of ___________ and will have a stated termination date of _____________.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:
(A)    the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects), before and after giving effect to the issuance of the Letter of Credit, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and
(B)    no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.
Copies of all documentation with respect to the supported transaction are attached hereto.

Very truly yours,
TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. B-3
1

EXHIBIT C-1
___________________________
FORM OF
GUARANTY
___________________________

Ex. C-1
1

EXHIBIT C-2
___________________________
FORM OF

SECURITY AGREEMENT
___________________________

Ex. C-2
1

EXHIBIT D

SOLVENCY CERTIFICATE

I, [______], solely in my capacity as [chief financial officer][other financial officer] of TRC COMPANIES, INC., a Delaware corporation (referred to herein as the “Borrower”), and not individually, am delivering this certificate (this “Certificate”) on November 30, 2015, pursuant to Section 4.01(xv) of the Credit Agreement dated November 30, 2015 among the Borrower, the lenders from time to time party thereto (the “Lenders”), CITIZENS BANK, N.A., as the Administrative Agent (the “Administrative Agent”), and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).
All capitalized terms used in this Certificate shall have the meanings assigned to them in the Credit Agreement, unless otherwise indicated herein.
The Borrower certifies that such officer is generally familiar with the properties, businesses and assets of the Borrower and has carefully reviewed the Loan Documents and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigations and inquiries as the Borrower and such officer deem necessary and prudent therefor. The Borrower further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.
The Borrower understands that the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the Loan Documents.
Solely in my capacity as [______] of the Borrower, and to the best of my knowledge, based on facts available to me on the date hereof, I certify on behalf of the Borrower that on and as of the date hereof, on a pro forma basis immediately after giving effect to the initial Loans and the consummation of the Transactions (as defined in the Credit Agreement):
(a) the sum of the “fair value” of the assets of the Borrower and its Subsidiaries on a consolidated basis will, as of the date hereof, exceed the sum of all debts (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower and its Subsidiaries, taken as a whole, as of such date;
(b) the present fair salable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the (i) total amount of present debts and liabilities (including subordinated and contingent liabilities) of Borrower and its Subsidiaries, on a consolidated basis, and (ii) amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (including subordinated and contingent liabilities) as such debts and liabilities become absolute and matured;
(c) Borrower and its Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof; and

Ex. D
1

(d) Neither the Borrower nor any of its Subsidiaries intends to incur, nor does the Borrower or any of its Subsidiaries believe that they will incur, debts beyond their ability to pay such debts as they mature in the ordinary course of business.
(e) Neither the Borrower nor any of its Subsidiaries intends to hinder, delay or defraud either present or future creditors or any other person to which the Borrower or its Subsidiaries are or, on or after the date hereof, will become indebted.

Ex. D

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by its __________________, who is signing in such capacity only and in no way in his/her personal capacity, thereunto duly authorized, on and as of the date first set forth above.

TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. D

EXHIBIT E

COMPLIANCE CERTIFICATE

________________, 20____

Citizens Bank, N.A., as Administrative Agent 28 State Street Boston, MA 02109 Attention: Harriette Batson

Each Lender party to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 30, 2015, among TRC Companies, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Citizens Bank, N.A., as the Administrative Agent (the “Administrative Agent”), and the other parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined). Pursuant to Section 6.01(c) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

(a)    I am the duly elected [Chief Financial Officer] of the Borrower.

(b)    I am familiar with the terms of the Credit Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

(c)    The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate. [Attached hereto is a list of each Default or Event of Default existing as of the date of this Compliance Certificate, the nature and extent thereof, and the actions that the Credit Parties have taken or purpose to take with respect thereto.]

(d)    The representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects) with the same effect as though such representations and warranties had been made on and at the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.

Ex. E
1

(e)    Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 7.07 of the Credit Agreement, which calculations show compliance with the terms thereof for the fiscal quarter of the Borrower ending [___________].4

Very truly yours,
TRC COMPANIES, INC. By:______________________________________ Name: Title:

4 To be excluded from the certificate delivered with the Borrower’s financial statements as at and for the period ending December 25, 2015.

Ex. E
2

Attachment I

Financial Covenant Calculations
Financial Statement Date: [________, ____] (“Statement Date”)

Categories below are summarized descriptions of the financial information (and limitations thereon) required pursuant the terms of the Agreement to be included herein for calculation of the following ratios, and such summaries are not intended to and shall not be deemed to alter or modify the required content of such information required thereby.

A. Leverage Ratio.
1. Consolidated Total Debt: For the Company and its Subsidiaries for the Testing Period then ended (on a consolidated basis and without duplication):

a.	Indebtedness:	$___________
b.
Nonrecourse obligations of Government Services under the Master Purchase Agreement and any other existing master purchase agreement with HA WG Funding LLC , in each case relating to any contracts for operations at Fort Polk, Yuma and Camp Pendelton:
$___________
c.	Consolidated Total Debt (Line A.1.a minus line A.1.b):	$___________

2. Consolidated EBITDA

a.	Consolidated Net Income for the Testing Period :	$___________
b.	Add backs (without duplication and to the extent deducted in calculating Consolidated Net Income):
	i. Consolidated Interest Expense:	$___________
	ii. Consolidated Income Tax Expense:	$___________
	iii. Consolidated Depreciation and Amortization Expense:	$___________
	iv. net losses applicable to non-controlling interests:	$___________
	v. net losses attributable to equity in earnings from unconsolidated affiliates:	$___________

Ex. E
1

	vi. non-cash losses and expenses in respect of impairments, Equity Interest compensation, dividend and preferred stock accretion charges:	$___________
	vii. expenses and fees which are incurred in connection with and prior to or during the twelve months following the consummation of any Permitted Acquisition [5]:	$___________
	viii. expenses and fees which are incurred in connection with, and prior to or during the twelve months following the consummation of the Transactions in an aggregate amount not to exceed $8,000,000:	$___________
	ix. other non-cash losses and expenses to the extent approved by the Administrative Agent in the exercise of its reasonable discretion:	$___________
c.	Sum of Lines A.2.b.i through A.2.b.ix:	$___________
d.	Sum of Lines A.2.a and A.2.c:	$___________
e.	Deductions (to the extent included in calculating net income):
	i. gains on sales of assets not in the ordinary course of business:	$___________
	ii. gains that are properly classified under GAAP as extraordinary and other non-cash income or gains:	$___________
	iii. proceeds received in connection with an Event of Loss:	$___________
	iv. net gains applicable to non-controlling interests:	$___________
	v. net gains attributable to equity in earnings from unconsolidated affiliates:	$___________
f.	Sum of Lines A.2.e.i through A.2.e.v: [6]	$___________
g.	Consolidated EBITDA (Line A.2.d minus Line A.2.f): [7]	$___________

5 The aggregate amount added to Consolidated Net Income in any Testing Period in reliance on this line A.2.b.vii shall not exceed the greater of $7,500,000 and 5% of Consolidated EBITDA for such Testing Period (calculated without giving effect to this line A.2.b.vii).
6 Consolidated EBITDA for any Testing Period shall be calculated on a Pro Forma Basis (calculated in a manner reasonably satisfactory to the Administrative Agent) to reflect (x) the acquisition by the Borrower or any of its Subsidiaries of any Person or business unit during such period and (y) the disposition by the Borrower or any of its Subsidiaries of any Person or business unit during such period.

7 For the purposes of this Agreement, Consolidated EBITDA shall be deemed to mean (x) $20,472,584.80 for the fiscal quarter ending June 30, 2015 and (y) $16,195,198.40 for the fiscal quarter ending September 25, 2015.

Ex. E
2

3.	Leverage Ratio:

Leverage Ratio (Ratio of Line A.1.c above to Line A.2.g above):	________:1.00
Maximum Leverage Ratio:	3:00:1:00
In Compliance    Yes/No

B. Fixed Charge Coverage Ratio.

1.	Consolidated EBITDA (Line A.2.g. above):		$___________
	a.	Consolidated Capital Expenditures:	$___________
	b.	Consolidated Income Tax Expense paid in cash:	$___________
	c.	Capital Distributions made by the Borrower and its Subsidiaries to Persons other than the Borrower and its direct and indirect Subsidiaries:	$___________
2.	Remainder of Line B.1, minus (x) Line B.1.a, (y) Line B.1.b, and (z) Line B.1.c.:		$___________
3.	Consolidated Fixed Charges for the Testing Period (without duplication):[8]
	a.	Consolidated Interest Expense:	$___________
	b.	scheduled principal payments on Consolidated Total Debt due in the Testing Period ending on the Statement Date:	$___________
4.	Sum of Line B.3.a and Line B.2.b:		$___________
5.	Consolidated Fixed Charge Coverage Ratio (Ratio of Line B.2 above to Line B.4 above):		_________:1.00
	Minimum Fixed Charge Coverage Ratio:		1.25:1.00
In Compliance    Yes/No
8 (a) For purposes of determining the Consolidated Fixed Charges for the fiscal quarter ended March 25, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for such fiscal quarter multiplied by four; (b) for purposes determining Consolidated Fixed Charges for the fiscal quarter ended June 30, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for the two (2) fiscal quarters then ended multiplied by two; and (c) for purposes of determining the Consolidated Fixed Charges for the fiscal quarter ended September 25, 2016, such amount for the Testing Period then ended shall equal the Consolidated Fixed Charges for the three (3) fiscal quarters then ended multiplied by 4/3.

Ex. E
2

EXHIBIT F

CLOSING CERTIFICATE

TRC COMPANIES, INC., a Delaware corporation (the “Borrower”), hereby certifies as of this [___] day of November, 2015 that the officer executing this Closing Certificate is an Authorized Officer (as defined in the Credit Agreement referred to below) of the Borrower and that such officer is duly authorized to execute this Closing Certificate, which is hereby delivered on behalf of the Borrower pursuant to Section 4.01(xiii) of the Credit Agreement, dated as of November 30, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto, and Citizens Bank, N.A., as the Administrative Agent.
The undersigned further certifies that at and as of the Closing Date and both before and after giving effect to the initial Borrowings under the Credit Agreement and the application of the proceeds thereof:
1.    The Acquisition Documents are in full force and effect in the form attached hereto as Exhibit A and have not been amended, supplemented or otherwise modified.
2.    Both before and immediately after giving effect to the Closing Date Acquisition, no Default or Event of Default has occurred or is continuing.
3.    Both before and immediately after giving effect to the Closing Date Acquisition, all representations and warranties of the Credit Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or in the case of any representation and warranty already subject to a materiality qualifier, true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made.
4.    All of the conditions precedent to the effectiveness of the Credit Agreement set forth in Section 4.01 and Section 4.02 of the Credit Agreement have been satisfied.
IN WITNESS WHEREOF, the Borrower has caused this Closing Certificate to be executed by its _____________________ thereunto duly authorized, on and as of the date first set forth above.

TRC COMPANIES, INC. By:______________________________________ Name: Title:

Ex. F
1

EXHIBIT A
TO CLOSING CERTIFICATE
Acquisition Documents

A-24

EXHIBIT G

ASSIGNMENT AGREEMENT

Date: __________, 20__

This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees, Swingline Loans, and any Participations in any of the foregoing included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________
[Assignor [is] [is not] a Defaulting Lender.]

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: TRC Companies, Inc.

4.	Administrative Agent: Citizens Bank, N.A., as the administrative agent under the Credit Agreement.

5.
Credit Agreement:    The Credit Agreement, dated as of November 30, 2015 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto, and the Administrative Agent.

6.	Assigned Interest:

Ex. G
1

Facility Assigned[9]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[10]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date:        ______________]11

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:
Accepted:

CITIZENS BANK, N.A.,
as Administrative Agent

By:______________________________________
Name:
Title:

TRC COMPANIES, INC.
as the Borrower12

By:______________________________________
Name:
Title:

9 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term Commitment,” etc.)
10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
12 If required.

Ex. G
2

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is not a United States Person (as defined in Section 7701(a)(30) of the Code), attached to this Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent

Ex. G
3

for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Ex. G
4

EXHIBIT H
INTERCOMPANY SUBORDINATION AGREEMENT
Reference is made to that certain Credit Agreement, dated as of November 30, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by and among TRC Companies, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Citizens Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Subject to the terms of the Credit Agreement and the other Loan Documents, payment of the principal of, and interest on, any indebtedness from time to time outstanding by any Credit Party to any of the undersigned (the “Intercompany Indebtedness”) is expressly subordinated and subject in right of payment to the prior payment in full, on a first-priority basis, of all Obligations under the Credit Agreement and the other Loan Documents, and each party hereto agrees that no payment or distribution pursuant to the provisions of the Intercompany Indebtedness shall entitle it to exercise any rights of subrogation in respect thereof until the Obligations shall have been indefeasibly paid in full and in cash and all Commitments shall have terminated.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto by executing a counterpart signature page to this Agreement (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Administrative Agent, each Additional Party shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each party hereto expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Person party hereto.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

Ex. H
5

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.
CITIZENS BANK, N.A.,
as Administrative Agent

By: Title: Name:

TRC COMPANIES, INC.,

By: Title: Martin H. Dodd Name: Senior Vice President and General Counsel

TRC ENGINEERS, INC.

By: Name: Martin H. Dodd Title: Vice President and Secretary

TRC ENVIRONMENTAL CORPORATION

By: Name: Martin H. Dodd Title: Vice President and Secretary

TRC SOLUTIONS, INC.

By: Name: Martin H. Dodd Title: Vice President and Secretary

TRC ENGINEERS, INC.

By: Name: Martin H. Dodd Title: Vice President and Secretary

TRC ENGINEERS, LLC

By: Name: Martin H. Dodd Title: Manager

Ex. I-1
1

C&E HOLDINGS, INC.
CENTER AVENUE HOLDINGS LLC
CUBIX CORPORATION
GBF HOLDINGS, LLC
HESCHONG MAHONE GROUP, INCORPORATED
HUMBOLDT HOLDINGS
JOINT USE, INC.
MGS HOLDINGS, LLC
NOVA EARTHWORKS, LLC
NOVA TRAINING, INC.
PBWO HOLDINGS, LLC
RASR ASSOCIATES, LLC
RAVENSWOOD REMEDIATION, LLC
SGS WITTER, INC.
SITE-BLAUVELT ENGINEERS, INC.
SITE-BLAUVELT (NY)
SOUTH PLAINFIELD HOLDINGS
THE PAYNE FIRM, INC.
TRC ENERGY SERVICES, INC.
UTILITY SUPPORT SYSTEMS, INC.
X-LINE, INC.

By: Name: Martin H. Dodd, duly authorized to execute agreements for the foregoing entities.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

By: Name: Title:

WILLBROS PROJECT SERVICES (U.S.), LLC

By: Name: Title:

Ex. I-1
1

WILLBROS ENGINEERS (U.S.), LLC

By: Name: Title:

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

By: Name: Title:

ELECTRIC FIELD SOLUTIONS, INC.

By: Name: Title:

WILLBROS HAMMER LLC

By: Name: Title:

WILLBROS HAMMER (SPAIN) S.A.

By: Name: Title:

Ex. I-1
1

EXHIBIT I-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRC Companies, Inc., a Delaware corporation (the “Borrower”), Citizens Bank, N.A., as the Administrative Agent (the “Administrative Agent”), each lender from time to time party thereto, and the other parties thereto.
Pursuant to the provisions of Section 3.05(g)(ii)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Ex. I-1
1

EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRC Companies, Inc., a Delaware corporation (the “Borrower”), Citizens Bank, N.A., as the Administrative Agent, each lender from time to time party thereto, and the other parties thereto.
Pursuant to the provisions of Section 3.05(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Ex. I-2
1

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRC Companies, Inc., a Delaware corporation (the “Borrower”), Citizens Bank, N.A., as the Administrative Agent, each lender from time to time party thereto, and the other parties thereto.
Pursuant to the provisions of Section 3.05(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Ex. I-3
1

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRC Companies, Inc., a Delaware corporation (the “Borrower”), Citizens Bank, N.A., as the Administrative Agent (the “Administrative Agent”), each lender from time to time party thereto, and the other parties thereto.
Pursuant to the provisions of Section 3.05(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Ex. I-4
1